SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

THE TRIZETTO GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2005

Dear Fellow Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2005 Annual Meeting of Stockholders of The TriZetto Group, Inc. on Wednesday, May 11, 2005, at 9:00 a.m., at the Hyatt Regency Newport Beach Hotel, 1107 Jamboree Road, Newport Beach, California 92660.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting and provide information about TriZetto. Also enclosed is a proxy/voting instruction card and TriZetto’s Annual Report to Stockholders.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and return the enclosed proxy/voting instruction card promptly, or vote by telephone or over the Internet, if telephone or Internet voting is available to you. If you attend the meeting and prefer to vote in person, you may withdraw your proxy and vote your shares.

Sincerely,

Jeffrey H. Margolis

Chairman of the Board and Chief Executive Officer

Notice of Annual Meeting of Stockholders

May 11, 2005

The 2005 Annual Meeting of Stockholders of The TriZetto Group, Inc. will be held at the Hyatt Regency Newport Beach Hotel, 1107 Jamboree Road, Newport Beach, California 92660, on Wednesday, May 11, 2005, at 9:00 a.m., for the following purposes:

1.	To elect two Class III directors for a three-year term;

2.	To approve a special stock option exchange program and amendments to our 1998 Long-Term Incentive Plan;

3.	To approve amendments to our Amended and Restated Employee Stock Purchase Plan;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for 2005; and

5.	To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on March 23, 2005 will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

The Annual Report to Stockholders of TriZetto for the fiscal year ended December 31, 2004 is being mailed concurrently with this Proxy Statement to all stockholders of record as of March 23, 2005. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy/voting instruction card sent to you. Most shareholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, instructions are printed on the voting instruction card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

By Order of the Board of Directors,

James J. Sullivan

Senior Vice President, General Counsel and Secretary

April 18, 2005

Newport Beach, California

PROXY STATEMENT

GENERAL INFORMATION

The Company

The TriZetto Group, Inc. (“TriZetto” or the “Company”) offers a broad portfolio of healthcare information technology products and services that can be delivered individually or combined to create a comprehensive solution. The Company provides leading proprietary and third-party software products, outsourced services and strategic and implementation consulting to health plans and benefits administrators. Our corporate offices are located at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660. Our telephone number is 949-719-2200, and our corporate website address is www.trizetto.com.

Proxy Solicitation

On April 18, 2005, we began mailing these proxy materials to all registered owners (sometimes called record holders) of TriZetto common stock at the close of business on March 23, 2005. We have sent this Proxy Statement to you because the Board of Directors of the Company is requesting your proxy to vote at the 2005 annual meeting and at any adjournment or postponement of such meeting. A copy of this Proxy Statement also has been sent to beneficial owners of TriZetto common stock whose shares were held in “street-name” by banks, brokers and other record holders at the close of business on March 23, 2005.

The Company will bear the entire cost of the solicitation of proxies. We have engaged Morrow & Co., Inc. to assist in the solicitation for a fee of approximately $3,000, plus reasonable out-of-pocket expenses. The Company also will reimburse banks, brokers, custodians, nominees, fiduciaries and others for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners. Solicitation of proxies is expected to be made primarily by mail. However, our directors, officers and employees may communicate with stockholders, banks, brokers, and others by telephone, facsimile, e-mail or in person to request that proxies be furnished.

Voting

If you are a registered owner (meaning that your shares are registered in TriZetto’s records as being owned in your name), then you may vote on matters presented at our annual meeting in the following ways:

•	By proxy—You may complete the proxy card and mail it in the postage-paid envelope provided; or

•	In person—You may attend the annual meeting and cast your vote there.

If you are a beneficial owner whose shares are held in “street-name” by a bank, broker or other record holder, please refer to your voting instruction card and other materials forwarded by such record holder for information on how to instruct the record holder to vote on your behalf. In addition to returning the instruction card by mail, you may be able to provide voting instructions by using the Internet or telephone. The Internet and telephone instructions provided by the record holder are designed to authenticate your identity, allow you to give your voting instructions, and to confirm that your voting instructions have been properly recorded. Please be aware that you may incur costs such as telephone and Internet access charges, for which you will be responsible, if you vote by telephone or over the Internet.

If you are a registered holder and vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you indicate. When completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the following:

1.	election of two Class III directors for a three-year term;

2.	approval of a special stock option exchange program and amendments to our 1998 Long-Term Incentive Plan;

3.	approval of amendments to our Amended and Restated Employee Stock Purchase Plan; and

4.	ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for 2005.

If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends. If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary of the Company prior to or at the commencement of the annual meeting.

Registered holders who vote by sending in a signed proxy will not be prevented from attending the annual meeting and voting in person. You have the right to revoke a proxy at any time before it is exercised by (a) executing and returning a later dated proxy, (b) giving written notice of revocation to TriZetto’s Corporate Secretary at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660 or (c) attending the annual meeting and voting in person. In order to attend the annual meeting and vote in person, a beneficial holder whose shares are held in “street name” by a bank, broker or other record holder must follow the instructions provided by such record holder for voting in person at the meeting. The beneficial holder also must obtain from such record holder and present at the annual meeting a written proxy allowing the beneficial holder to vote the shares in person.

Record Date, Quorum and Voting Requirements

Only holders of record of TriZetto common stock at the close of business on March 23, 2005 will be eligible to vote at the annual meeting. As of the close of business on March 23, 2005, TriZetto had 42,314,904 shares of common stock outstanding. Each share of common stock is entitled to one vote.

A quorum of shares is necessary to hold a valid stockholders’ meeting. TriZetto’s bylaws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at meetings of stockholders. Shares for which an “abstention” from voting is observed, as well as shares that a broker holds in “street name” and votes on some matters but not others (“broker non-votes”), will be counted for purposes of establishing a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (a) the broker does not receive voting instructions from the beneficial owner, and (b) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their client’s behalf on “non-routine” proposals, such as the stock option exchange program and amendments to our Amended and Restated Employee Stock Purchase Plan.

Directors will be elected by a plurality of votes cast at the annual meeting. This means that the two nominees for director who receive the most votes will be elected. If you are present at the meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, or if there are broker non-votes, the shares withheld or not voted will not be counted for purposes of the election of directors.

For each other item, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval. If you are present at the meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares not voted will have no effect on the outcome of the proposal.

Security Ownership of Management and Certain Beneficial Owners

The following table shows the number of shares of common stock beneficially owned as of March 31, 2005 by (a) each person (or group of affiliate persons) who is known by us to beneficially own 5% or more of our outstanding common stock, (b) each of our directors, (c) each of the Named Executive Officers (as defined below) listed in the Summary Compensation Table below and (d) all current directors and executive officers of the Company as a group. The information in the table is based upon information available to us as of March 31, 2005.

	Number of Shares Beneficially Owned(2)
Name and Address of Beneficial Owners(1)	Number	% of Class
VA Partners LLC(3) 435 Pacific Avenue, Fourth Floor San Francisco, CA 94133	6,600,000	15.59%
Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	3,906,500	9.23%
Dimensional Fund Advisors Inc.(5) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,442,456	5.77%
Jeffrey H. Margolis(6)	2,400,350	5.62%
Paul F. LeFort (7)	65,525	<1%
Donald J. Lothrop(8)	45,730	<1%
David M. Thomas (9)	21,500	<1%
Lois A. Evans(10)	5,625	<1%
Thomas B. Johnson(11)	5,625	<1%
Jerry P. Widman	—	<1%
Anthony Bellomo(12)	407,562	<1%
Patricia E. Gorman(13)	197,300	<1%
James C. Malone(14)	120,000	<1%
James J. Sullivan(15)	104,750	<1%
All current directors and executive officers as a group (15 persons)(16)	3,657,515	8.44%

(1)	Unless otherwise indicated, the business address of such stockholder is c/o The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.
(2)	The beneficial ownership is calculated based on 42,321,904 shares of our common stock outstanding as of March 31, 2005. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of March 31, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws and as otherwise set forth below, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.
(3)	Information is based on a Schedule 13D filed jointly by ValueAct Capital Master Fund, L.P., ValueAct Capital Partners Co-Investors, L.P., VA Partners LLC, Jeffrey W. Ubben, George F. Hamel, Jr., and Peter H. Kamin (collectively, the “Reporting Persons”) on January 3, 2005. Messrs. Ubben, Hamel and Kamin are each managing members, principal owners and controlling persons (the “Managing Members”) of VA Partners, L.L.C., the general partner of ValueAct Capital Master Fund, L.P. and ValueAct Capital Partners Co-Investors, L.P. ValueAct Capital Master Fund, L.P. has shared voting and shared dispositive power with respect to 6,501,000 shares (15.36%) and ValueAct Capital Partners Co-Investors, L.P. has shared voting and shared dispositive power with respect to 99,000 shares (0.23%). V.A. Partners LLC and each of the Managing Members have shared voting and shared dispositive power with respect to 6,600,000 shares. The Reporting Persons disclaim beneficial ownership of the reported stock except to the extent of their pecuniary interest.

(4)	Information is based on a 13G filed on February 14, 2005. Wellington Management Company, LLP has shared voting power with respect to 2,983,300 shares and shared investment power with respect to 3,906,500 shares.
(5)	Information is based on a Schedule 13G filed on February 9, 2005. Dimensional Fund Advisors Inc. has sole voting and investment power with respect to 2,442,256 shares. It disclaims beneficial ownership of these shares.
(6)	Includes 1,988,300 shares held by Jeffrey H. Margolis and his wife, in their capacities as trustees of the Margolis Family Trust, over which the trustees have shared voting power. Also includes 75,000 shares of unvested restricted common stock and Mr. Margolis’ options for 337,050 shares of common stock, which are exercisable within 60 days of March 31, 2005.
(7)	Includes 21,000 shares held by Mr. LeFort’s wife, as trustee of a trust of which she is the sole beneficiary; Mr. LeFort disclaims beneficial ownership of such shares. Also includes options for 24,625 shares of common stock, which are exercisable within 60 days of March 31, 2005.
(8)	Includes options for 22,750 shares of common stock, which are exercisable within 60 days of March 31, 2005.
(9)	Includes options for 21,500 shares of common stock, which are exercisable within 60 days of March 31, 2005.
(10)	Includes options for 5,625 shares of common stock, which are exercisable within 60 days of March 31, 2005.
(11)	Includes options for 5,625 shares of common stock, which are exercisable within 60 days of March 31, 2005.
(12)	Includes options for 345,000 shares of common stock, which are exercisable within 60 days of March 31, 2005.
(13)	Includes 50,000 shares of unvested restricted common stock and options for 106,000 shares of common stock, which are exercisable within 60 days of March 31, 2005.
(14)	Includes 75,000 shares of unvested restricted common stock and options for 20,000 shares of common stock, which are exercisable within 60 days of March 31, 2005.
(15)	Includes 40,000 shares of unvested restricted common stock and options for 64,750 shares of common stock, which are exercisable within 60 days of March 31, 2005.
(16)	Includes 485,000 shares of unvested restricted common stock and options for 987,213 shares of common stock, which are exercisable within 60 days of March 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and certain persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission (the “SEC”). These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of Forms 3, 4 and 5 furnished to us, or written representations that no annual Form 5 reports were required, we believe that all forms required under Section 16(a) of the Exchange Act applicable to our directors, executive officers and any persons holding 10% or more of our common stock were timely filed with respect to our fiscal year ended December 31, 2004.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors, divided into three classes. Directors in each class serve a staggered term of three years. The term of the Class I directors, Paul F. LeFort and Jerry P. Widman, expires at the annual meeting of stockholders in 2006. The term of the Class II directors, Lois A. Evans, Thomas B. Johnson and David M. Thomas, expires at the annual meeting of stockholders in 2007, except that Mr. Thomas has notified us that he will resign from our Board of Directors on April 22, 2005. The term of the Class III directors, Donald J. Lothrop and Jeffrey H. Margolis, expires at the annual meeting of stockholders in 2005.

The Board of Directors proposes that Donald J. Lothrop and Jeffrey H. Margolis be elected at the 2005 annual meeting to serve as Class III directors for a three-year term expiring at the 2008 annual meeting. Unless you otherwise instruct, the enclosed proxy will be voted in favor of Donald J. Lothrop and Jeffrey H. Margolis, both of whom are Class III directors. If Mr. Lothrop or Mr. Margolis becomes unavailable to serve for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board has no reason to believe that Mr. Lothrop or Mr. Margolis will be unavailable to serve.

There are no family relationships among any of our directors or executive officers.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF DONALD J. LOTHROP AND JEFFREY H. MARGOLIS

The names and certain information concerning the nominee directors standing for election at the 2005 annual meeting and the other continuing members of our Board of Directors are set forth below. Each of the nominee directors has been nominated for election by the Company’s Nominating and Corporate Governance Committee and Board of Directors.

Directors Standing for Election

Class III Directors—For a Term to Expire in 2008

Donald J. Lothrop, 45, has been a director since April 1998. Mr. Lothrop has been a General Partner of Delphi Management Partners II, L.P. since July 1994, a Managing Member of Delphi Management Partners III, L.L.C. since March 1995, a Managing Member of Delphi Management Partners IV, L.L.C. since October 1997 and a Managing Member of Delphi Management Partners V, L.LC. since April 2000, all of which are venture capital firms. From January 1991 to June 1994, Mr. Lothrop was a Partner of Marquette Venture Partners, a venture capital firm, where he focused on the healthcare industry. From 1989 to 1990, Mr. Lothrop worked at Bain & Company, Inc., a management consulting firm. Mr. Lothrop received his B.S. in Accounting from Pennsylvania State University in 1981 and his M.B.A. from Harvard Business School in 1989.

Jeffrey H. Margolis, 41, is our co-founder and has served as our Chief Executive Officer and a Director since our inception in May 1997. He also served as President from May 1997 to November 2004, when Kathleen Earley was named to this position. In August 1999, Mr. Margolis was named Chairman of the Board. From July 1994 to February 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of FHP International Corporation, a managed care organization. From November 1992 to June 1994, Mr. Margolis served as Vice President and Chief Information Officer of TakeCare, Inc., a managed care organization. From September 1989 to October 1992, Mr. Margolis held various executive positions, including Vice President and Chief Operating Officer of Comprecare, a managed care organization. From June 1984 to September 1989, Mr. Margolis served in various positions with Andersen Consulting (now known as Accenture), including his final position as Manager, Healthcare Consulting. Mr. Margolis received his B.S. in Business Administration—Management Information Systems from the University of Illinois at Urbana-Champaign in 1984. Mr. Margolis received a Certified Public Accountant certification from the State of Illinois in 1984 and from the State of Colorado in 1988.

Directors Continuing in Office

Class I Directors—Terms Expire in 2006

Paul F. LeFort, 64, has been a director since April 1999. From October 1995 until he retired in January 2000, Mr. LeFort served as the Chief Information Officer for UnitedHealth Group Incorporated, a health and well being company. Mr. LeFort is currently performing independent consulting services to a variety of venture capital firms and healthcare-related technology organizations. From November 1994 to October 1995, Mr. LeFort was the Senior Vice President and Chief Information Officer for The MetraHealth Companies, Inc., jointly owned by Travelers Insurance Company and Metropolitan Life Insurance Company. From 1975 to 1994, Mr. LeFort served as a senior partner at Deloitte & Touche Management Consulting for Health Care Information Systems. Mr. LeFort received his B.S. in Physics and Economics from Boston College in 1962.

Jerry P. Widman, 62, has been a director since March 2005. Mr. Widman replaced Willard A. Johnson, Jr., who resigned from the Company’s Board of Directors on March 21, 2005. From 1982 to 2001, Mr. Widman served as the Chief Financial Officer of Ascension Health, a large U.S. not-for-profit multi-hospital system. Prior thereto, Mr. Widman was a management consultant with Ernst & Young LLP for twelve years. Mr. Widman currently serves on the board of directors of three other public companies: United Surgical Partners International, Cutera, Inc. and ArthroCare Corporation. Mr. Widman received a B.A. in Business from Case Western Reserve University in 1965, a J.D. from Cleveland State University in 1969, and an M.B.A. from the University of Denver in 1970. He received his Certified Public Accountant certification from the State of Ohio in 1982.

Class II Directors—Terms Expire in 2007

Lois A. Evans, 53, has been a director since March 2003. From May 1977 until she retired in June 2002, Ms. Evans served in various positions with Deloitte Consulting, including Managing Partner of the Southern California and Washington D.C. practices and Lead Client Service Partner for major healthcare industry clients such as Kaiser Permanente, Blue Shield of California, Blue Cross of California and Duke University Medical Center. Ms. Evans received her B.A. in Economics in 1973 and her M.A. in Architecture and Urban Planning in 1975, both from the University of California at Los Angeles.

Thomas B. Johnson, 66, has been a director since March 2003. From October 1995 until he retired in March 2001, Mr. Johnson served as an officer of CNA Financial Corporation and held such positions as Group Vice President of Provider Markets and Chairman and Chief Executive Officer of CNA Health Partners, Inc. Mr. Johnson is currently performing independent consulting services for organizations in the healthcare industry. From July 1964 to September 1995, Mr. Johnson held various positions with Deloitte & Touche, concluding with Partner, Management Consulting. During most of his 31-year career with Deloitte & Touche, Mr. Johnson provided management and financial consulting services to healthcare industry clients. He received his B.S. in Industrial Engineering from Northwestern University in 1962 and his M.B.A. in Accounting and Finance from the University of Chicago in 1964. Mr. Johnson received his Certified Public Accountant certificate from the State of Illinois in 1965.

David M. Thomas, 55, has been a director since January 2001. Mr. Thomas has been the Executive Chairman of IMS Health Incorporated (“IMS Health”), a leading provider of information solutions to the pharmaceutical and healthcare industries, since January 2005. From November 2000 to December 2004, Mr. Thomas served as Chief Executive Officer and Chairman of the Board of IMS Health. From January 1998 to October 2000, Mr. Thomas served as Senior Vice President and Group Executive for IBM and was responsible for the global Personal Systems Group. From January 1996 to January 1998, Mr. Thomas served as General

Manager, Global Industries, for IBM and was responsible for sales and support of top customers of IBM. From August 1995 to January 1996, Mr. Thomas was General Manager of IBM North America. Prior to 1995, Mr. Thomas held various executive positions at IBM; he originally joined IBM in 1972 as a marketing representative. Mr. Thomas serves on the board of directors of three public companies: IMS Health, Fortune Brands, and The Interpublic Group of Companies, Inc. Mr. Thomas received his B.S. in Industrial Engineering in 1971 and his M.S. in Engineering in 1972, both from the University of Florida.

General Information

Board of Directors

Our Board of Directors is responsible for supervision of the overall affairs of the Company. To assist in carrying out its duties, the Board has delegated authority to three committees. During 2004, our Board held 14 meetings (including telephonic meetings). Each incumbent director who served during this period attended at least 75% of the Board and 75% of the committee meetings held during the period in which he or she was a director or committee member.

The Company does not have a policy with regard to Board members’ attendance at annual meetings of stockholders. Mr. Margolis attended the 2004 annual meeting of stockholders held on May 13, 2004.

Director Independence

Each of the Company’s directors is deemed to be an independent director as defined in the Nasdaq Listing Standards, except for Mr. Margolis, who serves as the Company’s Chief Executive Officer. In determining independence, each year the Board considers whether directors have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Executive Sessions

Typically, the independent directors meet in executive session, without any members of management present, in conjunction with each regularly scheduled Board meeting. Executive sessions may also be held in conjunction with special Board meetings. The Board met in executive session four times during 2004. The Lead Director or another independent director chairs these sessions.

Lead Director

Our Corporate Governance Guidelines (described in the following section) require the Board to designate a Lead Director when the Chairman of the Board also serves as Chief Executive Officer. The Board has designated Mr. LeFort as its Lead Director. Mr. LeFort is an independent director as defined in the Nasdaq Listing Standards. As Lead Director, Mr. LeFort’s duties include chairing executive sessions of the Board, conferring with the Company’s Chief Executive Officer on Board meeting schedules, agendas and other matters, facilitating the flow of information to the Board, participating in the evaluation of the Chief Executive Officer by the Company’s Compensation Committee and the Board, and any other duties assigned by the Board from time to time. In the event of the incapacity or death of the Chairman of the Board, the Lead Director will assume a leadership role, pending a formal succession plan or appointment of an interim Chief Executive Officer.

Corporate Governance

Our Board of Directors is committed to effective corporate governance practices. We have adopted the Code of Business Conduct and Ethics (the “Code of Ethics”), which summarizes the basic principles and standards of conduct to guide all of our directors, officers and employees in our goal to achieve the highest business and personal ethical standards, as well as compliance with the laws and regulations that apply to our business. In October 2003, the Board adopted Corporate Governance Guidelines (the “Guidelines”) in an effort to continue to enhance and promote corporate governance and to promote the effective functioning and performance of the Board of Directors and its committees. All of the corporate governance documents, including the Code of Ethics, Guidelines and committee charters, are available on the Corporate Governance section of the Company’s website. Our website address is www.trizetto.com.

The Guidelines address a number of important issues such as:

•	Selection process and qualifications for Board membership;

•	Board composition, structure, operation and compensation;

•	Annual performance reviews for the Board and each committee;

•	Management succession planning;

•	Committee composition; and

•	Annual performance reviews for the Chief Executive Officer.

Our Board of Directors and management have reviewed the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC, and Nasdaq Listing Standards regarding corporate governance policies and procedures. We believe that our Corporate Governance Guidelines and committee charters meet current requirements and reflect high standards of corporate governance.

Committees of the Board

The Board of Directors has three standing committees:

•	Audit Committee;

•	Compensation Committee; and

•	Nominating and Corporate Governance Committee.

The Audit Committee of the Board currently is comprised of three directors selected by our Board. During the 2004 fiscal year and through March 21, 2005, the members of our Audit Committee were Thomas B. Johnson (Chairman), Paul F. LeFort and Willard (“Bill”) A. Johnson, Jr. Effective March 21, 2005, Bill Johnson resigned from our Board and Audit Committee and the Board appointed Jerry P. Widman to our Board and Audit Committee. The current members of the Audit Committee are Thomas B. Johnson (Chairman), Paul F. LeFort and Jerry P. Widman. The Board has determined that Thomas B. Johnson is an “audit committee financial expert” as such term is defined in rules of the SEC, and that each member of the Audit Committee is financially literate as defined in the Nasdaq Listing Standards. Each member of the Audit Committee also is “independent” as independence for audit committee members is defined in the Nasdaq Listing Standards.

The Audit Committee acts pursuant to the written Audit Committee Charter approved by the Board of Directors. The current Audit Committee Charter is attached as Appendix A. It is also available on the Corporate Governance section of the TriZetto website. Our website address is www.trizetto.com. Pursuant to its charter, the Audit Committee is authorized to handle all matters that it deems appropriate regarding our independent registered public accountants and to otherwise communicate and act upon matters relating to the review and audit of our books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by us. The Audit Committee held 11 meetings (including telephonic meetings) during 2004.

The Compensation Committee of the Board currently is comprised of three directors selected by our Board. The current members of the Compensation Committee are Paul F. LeFort (Chairman), Lois A. Evans and Donald J. Lothrop. Each member of the Compensation Committee is an independent director as defined in the Nasdaq Listing Standards. The Compensation Committee acts pursuant to the written Compensation Committee Charter approved by the Board of Directors. The charter is available on the Corporate Governance section of the TriZetto website, www.trizetto.com. The responsibilities of the Compensation Committee include advising the Board on officer and employee compensation. The Compensation Committee establishes and reviews all compensation programs for our executive officers and other key employees. The Compensation Committee held 12 meetings (including telephonic meetings) during 2004.

The Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board currently is comprised of two directors selected by our Board. During the 2004 fiscal year and through March 21, 2005, the members of our Governance Committee were Donald J. Lothrop (Chairman) and Willard A. Johnson, Jr. Effective March 21, 2005, Bill Johnson resigned from our Board and Governance Committee and the Board appointed Lois A. Evans to the Governance Committee. The current members of the Governance Committee are Donald J. Lothrop (Chairman) and Lois A. Evans. Each member of the Governance Committee is an independent director as defined in the Nasdaq Listing Standards. The Governance Committee acts pursuant to the written Nominating and Corporate Governance Committee Charter approved by the Board of Directors. The charter is available on the Corporate Governance section of the TriZetto website, www.trizetto.com. The functions of the Governance Committee include seeking, identifying and recommending candidates for election to the Board of Directors, evaluating the performance of the Board and Board committees, and assisting the Board in developing and overseeing the implementation of corporate governance guidelines and principles. The Governance Committee is currently conducting a search to fill the vacancy on our Board of Directors that will result from the resignation of David M. Thomas, which is effective on April 22, 2005. The Governance Committee held four meetings (including telephonic meetings) during 2004.

Members of the Board of Directors, management or stockholders may recommend director candidates. The Governance Committee also may use the services of an executive search firm to help identify and evaluate possible nominees for director. Stockholders may recommend nominees for membership on the Board to the Governance Committee by submitting the names and qualifications in writing to the Corporate Secretary of the Company at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660. TriZetto’s bylaws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations before an annual meeting of stockholders, which are described in the section entitled “Stockholder Proposals” below. A stockholder’s recommendation of a qualified candidate that is made in accordance with these procedures will be subject to the same evaluation process as other nominees considered by the Governance Committee. No director nominations by stockholders have been received as of the date of this proxy statement.

In assessing each potential candidate, the Governance Committee will review the nominee’s experience, training, education, independence, understanding of the Company’s or other related industries and such other factors the Committee determines appropriate in light of the current needs of the Board. Diversity of race, ethnicity, gender and age are factors in evaluating candidates for Board membership as are the needs of the Company and the range of talent and experience already represented on the Board. The Governance Committee will also take into account the ability and willingness of a candidate to devote the time and effort necessary to fulfill his or her responsibilities.

Compensation of Directors

The Governance Committee annually reviews and evaluates the adequacy of Director compensation and benefits, and recommends changes, if any, to the Board of Directors for approval. During our 2004 fiscal year, each of our non-employee directors received an annual cash retainer of $15,000 and an annual cash retainer of $7,500 for each committee on which he or she sat, each paid quarterly. During 2004, the Chairman of our Audit Committee received an additional annual retainer of $7,500. Earlier this year, Ms. Evans, and Messrs. Johnson, LeFort, Lothrop and Thomas each received an additional $15,000 for their Board and committee services during 2004.

Beginning in 2005, each of our non-employee directors receives an annual retainer of $35,000, paid quarterly, for serving on the Board. Our Lead Director receives an additional retainer of $10,000, also paid quarterly. Committee members also receive annual retainers. Retainers for the Committees members are as follows: Audit Committee Chair—$25,000; Compensation Committee or Governance Committee Chair—$15,000; Audit Committee Member (Non-Chair)—$15,000; Compensation or Governance Committee Member (Non-Chair)—$10,000. Retainers for Committee service are paid quarterly.

Each of our directors is eligible to receive stock option grants under our 1998 Long-Term Incentive Plan (the “LTIP”). During 2004, each of our non-employee directors received an option to purchase 7,500 shares of our common stock, with the exception of Mr. LeFort, who, as our Lead Director, received an option to purchase 10,000 shares of our common stock. The options vest in 25% increments on each of the four annual anniversaries of the date of grant. Earlier this year, each of our non-employee directors received an option to purchase 7,500 shares of our common stock, with the exception of Mr. LeFort, who received an option to purchase 10,000 shares. The options vest in 25% increments on each of the four annual anniversaries of the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

Information regarding Jeffrey H. Margolis, our Chief Executive Officer, is set forth above under Directors Standing for Election—Class III Directors. The names and certain information concerning our other executive officers are set forth below.

Anthony Bellomo, 51, joined us in October 2000 as our Executive Vice President and Division President of HealtheWare, our application software unit. He served in this capacity until January 2004 when he was named Executive Vice President, Enterprise Software. From March 1994 to October 2000, Mr. Bellomo served as President of Erisco Managed Care Technologies, Inc. (“Erisco”), a managed care software development company that we acquired in October 2000. Prior to being named President of Erisco, Mr. Bellomo held various positions with Erisco since 1977. He received his B.S. in Systems Engineering from Polytechnic Institute of New York in 1975.

Kathleen Earley, 53, joined TriZetto in November 2004 as its President and Chief Operating Officer. Ms. Earley was with AT&T Corporation from 1995 through her retirement in September 2001. At AT&T, Ms. Earley served in various executive positions, concluding with Senior Vice President, Enterprise Marketing of AT&T and President of AT&T’s Data and Internet Services group. Prior to AT&T, Ms. Earley was with IBM Corporation for 17 years with management positions in sales, marketing, planning and strategy development. Ms. Earley currently serves on the board of directors of three public companies: Computer Network Technology Corporation, Digital Realty Trust, Inc. and Vignette Corporation. Ms. Earley received her B.A. in Accounting in 1975 and her M.B.A. in Finance in 1977, both from the University of California at Berkeley.

Richard M. Fitzgerald, 49, joined us in December 2000 as our Vice President, Benefits Administration Services and Operations. He held this position until October 2001, when he was named Senior Vice President, Benefits Administration. He served in this capacity until January 2004, when he was promoted to Senior Vice President, Enterprise Conectivity. From February 1994 to November 2000, Mr. Fitzgerald held various positions, ranging from Director of Development through Senior Vice President of Client Services, with Resource Information Management Systems, Inc., a provider of automated claims processing technology for healthcare benefits administrators, which we acquired in December 2000. From October 1991 to January 1994, Mr. Fitzgerald served as Systems Manager of Business Systems Corporation of America, which was owned by a consortium of Blue Cross/Blue Shield Plans. From December 1990 to September 1991, Mr. Fitzgerald served as Production Manager of SOTRISS Corporation, a division of Lincoln National Corporation, which developed group health applications for third party administrators and small to mid-sized insurance companies. From June 1978 to November 1990, Mr. Fitzgerald served in various positions with Policy Management Systems Corporation, concluding with Director of its Research and Development Division. Mr. Fitzgerald received his B.S. in Computer Science/Marketing from Northern Illinois University in 1980.

Patricia E. Gorman, 49, joined TriZetto in February 2003 as our Executive Vice President, Business Solutions. From August 2000 to February 2002, Ms. Gorman served as Executive Vice President of Corporate Operations for Time Warner Telecom. From June 1977 to July 2000, Ms. Gorman held various positions with AT&T Corporation. She received her B.S in Marketing from Fairleigh Dickinson University in 1977 and her M.B.A. from Seton Hall in 1986.

James C. Malone, 56, joined us as our Senior Vice President of Finance in January 2004 and was appointed Chief Financial Officer in March 2004. From January 1997 until he retired in January 2002, Mr. Malone served as Senior Vice President of Cognizant Corporation and IMS Health, with his last role being Chief Financial Officer of IMS Health. Prior to 1997, Mr. Malone held various executive and management positions in finance for Dun & Bradstreet, Reuben H. Donnelley, Siemens AG and PriceWaterhouse. Mr. Malone received his B.S. in Accounting from St. Francis College in 1973. He received his Certified Public Accountant certification from the State of New York in 1975.

James J. Sullivan, 47, joined us as our Vice President of Legal Affairs in August 2001 and was appointed General Counsel and Secretary in July 2002. He was promoted to Senior Vice President in July 2003. Before joining TriZetto, Mr. Sullivan ran a legal and consulting practice focused on general corporate and securities law for technology and emerging-growth companies. From March 1997 to June 2000, Mr. Sullivan was Senior Vice President, General Counsel and Secretary of Long Beach Financial Corporation and its wholly owned subsidiary, Long Beach Mortgage Company, a sub-prime mortgage lender. From July 1991 to March 1997, Mr. Sullivan served as Vice President and Legal Counsel of American Savings Bank, F.A. From October 1985 to March 1987, Mr. Sullivan was employed as an associate at the law firm of Gibson, Dunn & Crutcher LLP. Mr. Sullivan began his career with Arthur Young & Company, now Ernst & Young LLP, where he was employed as an accountant from 1980 to 1982. Mr. Sullivan received his B.A. in Business Administration from the University of Southern California in 1980 and his J.D. from Loyola Law School of Los Angeles in 1985. He received his Certified Public Accountant certification from the State of California in 1982.

Philip J. Tamminga, 47, joined TriZetto in August 2004 as our Executive Vice President of Professional Services. From June 1980 to July 2004, Mr. Tamminga was employed by Accenture (formerly known as Andersen Consulting), the last fourteen years as a partner. Mr. Tamminga was a founder of Accenture’s customer relationship management practice. From September 1994 through July 2004, Mr. Tamminga led Accenture’s global Siebel practice and alliance. He received his B.S. in Finance in 1979 and his M.B.A. in 1980, both from the University of Denver.

James D. Wade, 56, joined us in October 2004 as our Senior Vice President of Human Capital Management. From October 1997 to October 2004, Mr. Wade served as Senior Partner at McCormick & Farrow, a leading executive search firm. From August 1991 to March 1997, Mr. Wade served as Corporate Vice President of Human Resources at FHP International, a health maintenance organization. From March 1974 to July 1991, Mr. Wade held senior Human Resources positions at Hadson Corporation and Allied Signal. Mr. Wade received his B.S. in Business Administration from the University of Redlands in 1979 and his M.S. in Human Capital Management from Chapman University in 1996.

Executive Compensation

The following table sets forth the compensation earned during the three fiscal years ended December 31, 2002, 2003 and 2004 by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at December 31, 2004 and whose total salary and bonus during such year exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Long-Term Compensation Awards
Name and Principal Position	Year	Annual Compensation(1)				Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation(2)
		Salary		Bonus
Jeffrey H. Margolis(3) Chairman of the Board and Chief Executive Officer	2004 2003 2002	$ $ $	431,008 396,834 355,000	$ $ $	340,000 82,000 365,000		$479,250 — —	250,000 150,000 149,000	$ $ $	6,150 6,000 5,500

Anthony Bellomo Executive Vice President, Enterprise Software	2004 2003 2002	$ $ $	271,866 258,938 260,000	$ $ $	159,000 40,500 175,000		— — —	90,000 75,000 50,000	$ $ $	6,150 6,000 5,500

Patricia E. Gorman(4) Executive Vice President, Business Solutions	2004 2003 2002	$ $	271,882 208,814 —		$160,000 40,500 —	$	— 388,000 —	90,000 100,000 —	$ $	6,150 5,438 —

James C. Malone(5) Senior Vice President and Chief Financial Officer	2004 2003 2002		$265,002 — —		$170,000 — —		$660,000 — —	80,000 — —		$6,150 — —

James J. Sullivan(6) Senior Vice President, General Counsel and Secretary	2004 2003 2002	$ $ $	228,120 191,626 178,500	$ $ $	105,000 71,500 37,500		$279,200 — —	30,000 17,500 3,000		— — —

(1)	The table does not reflect certain personal benefits that in the aggregate are less than the lower of $50,000 or 10% of each Named Executive Officer’s annual salary and bonus. Mr. Margolis’ compensation excludes $26,625 of loan forgiveness in 2002. In connection with Mr. Margolis’ earlier employment agreement, dated April 30, 1998, we loaned Mr. Margolis $100,000 in exchange for a promissory note in the principal sum of $100,000, bearing interest at 6.5% per year. We forgave $25,000 of the principal amount of this note and the related interest on each of April 30, 1999, April 30, 2000, April 30, 2001 and April 30, 2002, and the note was retired on April 30, 2002.
(2)	Company matching contribution to The TriZetto Group, Inc. 401(k) Plan.
(3)	On June 14, 2004, Mr. Margolis was granted a restricted stock award of 75,000 shares under our LTIP. The value is based upon the closing price of $6.39 of the Company’s common stock on June 14, 2004. The year-end 2004 value of these shares was $712,500, based upon a closing price of $9.50 on December 31, 2004. One-half of these shares of restricted stock will vest on the first and second anniversaries of the date of grant if Mr. Margolis is performing continued service for TriZetto or any of its subsidiaries on such date. If we pay dividends on our common stock, Mr. Margolis will be entitled to receive corresponding dividends on his shares of restricted stock.
(4)	Ms. Gorman joined TriZetto on February 20, 2003. As an inducement to join the Company, Ms. Gorman was granted 100,000 shares of restricted stock on February 27, 2003. The value is based upon the closing price of $3.88 of the Company’s common stock on February 27, 2003. The year-end 2004 value of these shares was $950,000, based upon a closing price of $9.50 on December 31, 2004. One-fourth of these shares of restricted stock vested on each of February 27, 2004 and February 27, 2005 and one-fourth will vest on each of the third and fourth anniversaries of the date of grant if Ms. Gorman is performing continued service for TriZetto or any of its subsidiaries on such date. If we pay dividends on our common stock, Ms. Gorman will be entitled to receive corresponding dividends on her shares of restricted stock.

(5)	Mr. Malone joined TriZetto on January 1, 2004. As an inducement to join the Company and assume the role of Senior Vice President and Chief Financial Officer, Mr. Malone was granted 100,000 shares of restricted stock on March 3, 2004. The value is based upon the closing price of $6.60 of the Company’s common stock on March 3, 2004. The year-end 2004 value of these shares was $950,000, based upon a closing price of $9.50 on December 31, 2004. One-fourth of these shares of restricted stock vested on March 3, 2005, and one-fourth will vest on each of the second, third and fourth anniversaries of the date of grant if Mr. Malone is performing continued service for TriZetto or any of its subsidiaries on such date. If we pay dividends on our common stock, Mr. Malone will be entitled to receive corresponding dividends on his shares of restricted stock.
(6)	On October 27, 2004, Mr. Sullivan was granted a restricted stock award of 40,000 shares under our LTIP. The value is based upon the closing price of $6.98 of the Company’s common stock on October 27, 2004. The year-end 2004 value of these shares was $380,000, based upon a closing price of $9.50 on December 31, 2004. One-fourth of these shares of restricted stock will vest on each of the first, second, third and fourth anniversaries of the date of grant if Mr. Sullivan is performing continued service for TriZetto or any of its subsidiaries on such date. If we pay dividends on our common stock, Mr. Sullivan will be entitled to receive corresponding dividends on his shares of restricted stock.

Option Grants

The following table sets forth certain information concerning grants of options to each of our Named Executive Officers during the fiscal year ended December 31, 2004.

Option Grants in Last Fiscal Year

(Individual Grants)

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/ Share)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
							5%		10%
Jeffrey H. Margolis	250,000	10.24%			$6.66	2/15/2014		$1,047,110		$2,653,581
Anthony Bellomo	90,000	3.69%			$6.66	2/15/2014		$376,959		$955,289
Patricia E. Gorman	90,000	3.69%			$6.66	2/15/2014		$376,959		$955,289
James C. Malone	50,000 30,000	2.05 1.23	% %	$ $	6.53 6.66	1/27/2014 2/15/2014	$ $	205,334 125,653	$ $	520,357 318,430
James J. Sullivan	30,000	1.23%			$6.66	2/15/2014		$125,653		$318,430

The figures above represent options granted pursuant to our LTIP. We granted options to purchase a total of 2,442,200 shares of common stock during 2004. All of the option grants to our Named Executive Officers were granted for ten-year terms at an exercise price equal to the fair market value of TriZetto’s common stock on the date of grant. The options to the Named Executive Officers vest in 25% increments on each of the first four anniversaries of the date of grant

The potential realizable value represents amounts, net of exercise price before taxes, that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10%, compounded annually, over the option term. The 5% and 10% are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Option Exercises

The following table sets forth the values for all options held by our Named Executive Officers at December 31, 2004. The values for “in the money” options represent the positive spread between the exercise prices of existing stock options and the closing price of our common stock on December 31, 2004 ($9.50 per share).

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Dollar Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey H. Margolis	—	—	203,575	500,725	$620,255	$1,036,245
Anthony Bellomo	—	—	292,750	192,250	$305,128	$413,723
Patricia E. Gorman	4,000	$14,222	52,500	133,500	$315,525	$517,035
James C. Malone	—	—	—	80,000	$—	$233,700
James J. Sullivan	—	—	50,725	49,775	$70,467	$119,908

Equity Compensation Plan Information

The following table provides information, as of December 31, 2004, relating to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(4)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders
1998 Long-Term Incentive Plan(1)	7,440,937	$11.47	3,224,880
Employee Stock Purchase Plan(2)	0	n/a	145,787
Equity compensation plans not approved by security holders
RIMS Stock Option Plan(3)	246,610	$6.78	47,143

Total	7,687,547	$11.17	3,417,810

(1)	The principal features of the Company’s 1998 Long-Term Incentive Plan (the “LTIP”), which was amended on April 7, 2005, are described in Proposal Two below.
(2)	The principal features of the Company’s Employee Stock Purchase Plan (the “ESPP”), which was amended on April 7, 2005, are described in Proposal Three below.
(3)	In December 2000, TriZetto acquired all of the capital stock of Resource Information Management Systems, Inc., an Illinois corporation (“RIMS”). In connection with this acquisition, TriZetto adopted the RIMS Stock Option Plan (the “RIMS Option Plan”), which was based upon RIMS’ existing non-statutory stock option plan. Under the RIMS Option Plan, non-statutory options may be granted to any employee, director, consultant or advisor of RIMS or any affiliate. The exercise price must equal or exceed the fair market value of TriZetto’s common stock on the trading day immediately preceding the grant date. The RIMS Option Plan terminates on January 1, 2009, except that TriZetto may terminate options granted under the RIMS Option Plan within 14 days after notice of a business combination, as defined in the plan, involving TriZetto and any other entity. TriZetto’s Compensation Committee administers the RIMS Option Plan. If any option granted under the RIMS Option Plan expires without being exercised in full, the unpurchased shares subject to the option will become available for future grant.
(4)	Does not include an aggregate of 360,000 shares of restricted stock issued under the LTIP.

Not included in the above table are individual grants of restricted common stock made by TriZetto to employees and non-employees during 2000, 2001, 2002, 2003, and 2004 prior to stockholder approval of the LTIP. These shares were granted in connection with acquisitions, as a special bonus for extraordinary performance, to encourage continued service by certain employees and non-employees, and as an inducement for executive officers to join TriZetto. The restricted stock grants, which aggregate 624,115 shares of outstanding common stock as of December 31, 2004, were approved by the Board of Directors, but not by the stockholders, of the Company and are each evidenced by a restricted stock agreement between TriZetto and the grantee. The restricted stock vests in either two, three or four equal annual installments, as long as the grantee continues to provide service to TriZetto or one of its subsidiaries as of the date of vesting. In accordance with the terms of the restricted stock agreement entered into with each grantee, the shares are issued and held by TriZetto, subject to the completion of the vesting provisions. As of December 31, 2004, a total of 183,000 shares of restricted common stock is held by TriZetto and is subject to forfeiture and cancellation upon the termination of employment of the grantee.

Employment and Change of Control Agreements

We have an employment contract with Jeffrey H. Margolis. We do not have any other employment contracts with any of our Named Executive Officers. Mr. Margolis’ most recent employment agreement became effective on January 2, 2005. Under the agreement, Mr. Margolis’ current annual base salary is $520,000. Mr. Margolis received a one-time payment of $50,000 upon signing the employment agreement. As an incentive to stay with the Company, Mr. Margolis will receive three retention incentive payments in the amount of $44,228 on each of January 1, 2006, 2007 and 2008, so long as he is an active employee on such date. Under the agreement, Mr. Margolis is eligible for annual bonus compensation in an amount to be determined by the Company’s Compensation Committee. The agreement provides that, if all of the Company’s and Mr. Margolis’ individual performance objectives are met, the bonus will be equal to Mr. Margolis’ annual base salary for the year for which the bonus is paid. Any bonus awarded may be greater or less than Mr. Margolis’ annual base salary, depending on whether the Company’s and Mr. Margolis’ performance exceeds or falls short of the established objectives.

TriZetto pays or reimburses Mr. Margolis for all reasonable and necessary out-of-pocket expenses he incurs in the performance of his duties. If Mr. Margolis is terminated without cause or if he voluntarily terminates for good reason, he will be entitled to continuation of his then current base salary and medical and dental coverage for a period of 24-months following termination. Mr. Margolis may participate in all employee benefit plans or programs generally available to our employees, with the exception of TriZetto’s ESPP. As a greater than 5% owner of our outstanding common stock, Mr. Margolis is ineligible to participate in the ESPP.

We have entered into Change of Control Agreements with certain of our officers, including each of the Named Executive Officers. These agreements provide for severance and other benefits if, following a Change of Control of TriZetto, the executive’s employment terminates in a way adverse to the executive. If the executive’s employment ends within one to three years following a Change of Control (term varies among executives) either because we terminate the executive without cause or because the executive resigns under circumstances constituting “good reason,” the executive will be entitled to:

•	bi-weekly salary through the end of the employment period;

•	medical, dental and life insurance coverage through the end of the employment period;

•	outplacement services consistent with our outplacement policy, if any;

•	payment on the last day of the employment period in an amount equal to the sum of the additional contributions that would have been allocated to the executive’s 401(k) account, if any, if the executive had remained employed through the end of the employment period;

•	payment within 30 days of the date of termination of all accrued vacation, holiday and personal leave days as of the date of termination;

•	payment of any unpaid incentive compensation the executive earned through the date of termination in accordance with the terms of any applicable incentive compensation plan; and

•	acceleration of unvested options held by executives with Change of Control Agreements, unless such acceleration would trigger the “golden parachute” excise tax imposed by the U.S. Internal Revenue Code (the “Code”). In such case, the options will continue to vest as if the executive officer remained employed by us.

A “Change of Control” is defined in the agreement to occur if (a) a person becomes the beneficial owner of 50% or more of the combined voting power of our securities, (b) a majority of the Board changes without the specified approval of incumbent directors, (c) we merge with another entity in a way that substantially changes the ownership of existing stockholders, or (d) our stockholders approve a complete liquidation or dissolution. “Change of Control” is also deemed to have occurred if an executive’s employment with us is terminated prior to the Change of Control and it is demonstrated that (a) such termination was at the request of a third party who has taken steps to effectuate the Change of Control or (b) such termination arose in connection with or anticipation of the Change of Control.

Report of the Compensation Committee

This report of the Compensation Committee of the Board of Directors reviews our compensation programs for executive officers. The Committee members are independent directors and not officers or employees of TriZetto. We have access to independent experts, experienced in the design and implementation of executive compensation arrangements, for advice on compensation matters. Currently, the Committee reviews and approves the cash and equity components of the compensation programs for all executive officers, as well as change of control and other benefits. The Committee has responsibility for the determination of the Chief Executive Officer’s compensation including, without limitation, salary, bonuses, stock options, restricted stock, and other equity-based awards. Determination of the CEO’s compensation is based on the Committee’s evaluation of the CEO’s performance and such other non-performance related matters as the Compensation Committee deems appropriate.

Compensation Policies and Objectives

TriZetto’s executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis. There are three components to TriZetto’s executive compensation program, and each is consistent with the stated philosophy as follows:

Base Salary.    Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of TriZetto. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness with a peer group of comparable companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives and (ii) formally reviews specific information provided by TriZetto’s consultants, as necessary, with respect to the competitiveness of salaries paid to TriZetto’s executives.

Annual Bonus.    Annual bonuses for executives and other key employees are tied directly to TriZetto’s financial performance as well as to individual performance. Annual cash bonuses are designed to reward executives for achievements of corporate, financial and operational goals and are intended to reward the achievement of outstanding performance. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid. The bonuses paid in March 2005 for fiscal year 2004 were based upon TriZetto’s financial performance and each individual’s performance during 2004.

Long-Term Incentives.    The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through the grant of stock options and, on a less frequent basis, restricted stock. The overall goal of this component of pay is to create a strong link between TriZetto’s management and TriZetto’s stockholders through stock ownership by management and the achievement of specific corporate financial measures that result in the appreciation of TriZetto’s share price. The Compensation Committee generally has followed the practice of granting options on terms that provide that the options become exercisable in cumulative annual installments over a four-year period. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer-term growth in share prices important for those receiving options. The Compensation Committee also has granted options that are subject to 7-year cliff vesting but may become exercisable earlier in the event the Company’s stock is trading above certain levels. On more limited occasions, the Compensation Committee has approved restricted stock awards to newly hired executives as an inducement for them to join TriZetto’s management team and to other key employees to encourage their continued service.

CEO Compensation

The Compensation Committee determined that it was appropriate to increase Mr. Margolis’ base salary from $410,000 to $434,000, effective as of February 16, 2004. As noted above, under Mr. Margolis’ new employment agreement, which was effective as of January 2, 2005, Mr. Margolis’ annual base salary was increased from $434,000 to $520,000. This increase was intended in part to make his total compensation competitive with that of his peers at competing companies. The Compensation Committee reviewed comparable compensation data to help it make this determination. In addition to its review of this information, the Compensation Committee took into consideration Mr. Margolis’ importance to the Company and his ability to help the Company achieve its strategic vision.

The Compensation Committee awarded Mr. Margolis a cash bonus of $340,000 for his services in 2004. Mr. Margolis’ annual cash bonus potential has been targeted by the Compensation Committee at 100% of his annual base salary. Any bonus awarded may be greater or less than Mr. Margolis’ annual base salary, depending on whether the Company’s and Mr. Margolis’ performance exceeds or falls short of established objectives. The actual amount paid to Mr. Margolis is based on the Compensation Committee’s evaluation of a number of factors, including Mr. Margolis’ achievement of pre-determined financial, customer satisfaction, operational, organizational and strategic performance targets. Fifty-percent of Mr. Margolis’ bonus for 2004 was attributable to the Company’s achievement of revenue, EBITDA, EPS and cash financial targets. Fifteen-percent was based on significant improvements in 2004 to TriZetto’s customer satisfaction survey and the completion of certain identified customer projects. Another fifteen-percent was related to the results of certain organizational objectives concerning utilization of consultants, introduction of executive leadership, and executive turnover. The remaining twenty-percent of Mr. Margolis’ bonus was based on his performance on a number of strategic objectives.

During 2004, Mr. Margolis also received a grant of 75,000 shares of restricted common stock that will vest over a period of two years and options to purchase an additional 250,000 shares of common stock under the LTIP.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, compensation payments in excess of $1 million to any Named Executive Officer for a taxable year are subject to a limitation of $1 million on the amount we may deduct for tax purposes as an ordinary business expense. Certain performance-based compensation is not subject to the limitation on deductibility. Option grants and other performance based grants under our LTIP will not be subject to the deduction limitation.

The Compensation Committee believes that any application of Section 162(m) to limit deductibility of executive compensation is unlikely to have a material effect on our financial condition or results of operations as a result of the Company’s net operating loss carry-forwards.

The Compensation Committee

Paul F. LeFort, Chairman

Lois A. Evans

Donald J. Lothrop

Compensation Committee Interlocks and Insider Participation

During 2004, the members of the Compensation Committee of the Board of Directors were Lois A. Evans, Paul F. LeFort and Donald J. Lothrop, none of whom ever served as an officer of TriZetto or any of its subsidiaries. During 2004, none of the members were involved in a relationship requiring disclosure as an interlocking director or under Item 404 of Regulation S-K of the SEC.

Certain Transactions

Share Purchase Agreement and Subordinated Promissory Note with IMS Health.    On December 21, 2004, the Company and IMS Health entered into a Share Purchase Agreement pursuant to which, on the same date, the Company purchased all of the 12,142,857 shares (the “IMS Shares”) of the Company’s common stock owned by IMS Health for an aggregate purchase price of $81,964,284, or $6.75 per share. The shares owned by IMS Health were acquired in connection with our acquisition of Erisco from IMS Health in October 2000. The purchase price for the IMS shares was paid by delivery of $44,550,000 in cash and a Subordinated Promissory Note in the principal amount of $37,414,284. The Subordinated Promissory Note bore interest at the rate of 5.75% and was due and paid in full on January 21, 2005.

Letter Agreement with VA Partners LLC.    The Company and VA Partners LLC (“ValueAct”) entered into a letter agreement, dated December 5, 2004 (the “Letter Agreement”), providing for the acquisition by ValueAct of shares of TriZetto common stock. Immediately following the purchase of the IMS Shares as described above, the Company placed 6,600,000 of such shares with ValueAct for an aggregate purchase price of $44,550,000, or $6.75 per share. The Company holds the remaining 5,542,857 shares as treasury stock. The Letter Agreement (a) grants TriZetto a call right through December 31, 2005 to repurchase up to 600,000 of the shares acquired by ValueAct pursuant to the Letter Agreement, (b) restricts ValueAct and its affiliates from making sales or other dispositions of the shares until December 21, 2005, (c) grants ValueAct registration rights for the shares acquired for up to the one year period after December 21, 2005 and (d) provides for a one year “standstill” ending December 5, 2005 whereby neither ValueAct nor its affiliates shall (among other things) seek to acquire additional equity securities of TriZetto, enter into a merger, business combination or other extraordinary transaction with TriZetto, or seek representation on TriZetto’s Board of Directors.

Stock Performance Graph

Set forth below is a line graph comparing the cumulative stockholder return on our common stock with the cumulative total return of (a) the Nasdaq Market Index and (b) CoreData Industry Group Index 825—Healthcare Information Services (formerly known as Media General Financial Services Industry Group Index 825—Healthcare Information Services) for the period that commenced October 8, 1999, the date on which our common stock was first publicly traded on the Nasdaq National Market, and ended on December 31, 2004. In prior years, we also compared our cumulative stockholder return with the cumulative return of Media General Financial Services Industry Group Index 852—Internet Software and Services (now known as CoreData Industry Group Index 852—Internet Software and Services). This year, we removed this index from the stock performance graph because the Company primarily is focused on providing IT products and services to health plans and benefits administrators. We do not focus on internet software and services, and we therefore believe that the Internet Software and Services Index no longer provides a meaningful benchmark for our stock performance. The graph assumes $100.00 invested at the beginning of the period in our common stock and the stocks represented by the represented indices and the reinvestment of all dividends; we have paid no dividends on our common stock. The performance graph is not necessarily an indicator of future performance. This information has been provided by CoreData, Inc., formally known as Media General Financial Services.

	10/08/99	12/31/99	6/30/00	12/31/00	6/30/01	12/31/01	6/30/02	12/31/02	6/30/03	12/31/03	6/30/04	12/31/04
THE TRIZETTO GROUP, INC.	100.00	518.06	179.86	185.42	102.78	145.78	95.00	68.22	66.56	71.67	74.00	105.56
COREDATA HEALTHCARE INFO SERVICES INDEX	100.00	125.53	64.03	53.48	55.79	56.68	46.52	47.08	52.28	55.82	60.29	65.25
NASDAQ MARKET INDEX	100.00	147.69	144.54	89.63	79.20	71.69	54.50	49.91	60.77	75.20	77.25	82.42

PROPOSAL TWO

APPROVAL OF EXCHANGE PROGRAM AND LTIP AMENDMENTS

The Board has determined that it would be in the best interests of the Company’s stockholders to implement a special stock option exchange program (the “Exchange Program”) under which certain employees of the Company will be given the opportunity to exchange eligible stock options for a lesser number of restricted shares of the Company’s common stock. In anticipation of the Exchange Program, on April 7, 2005, the Board approved amendments to the LTIP (the Company’s 1998 Long-Term Incentive Plan) as discussed below. A copy of the amendments to the LTIP is attached as Appendix B.

Reasons for the Exchange Program

On an annual basis, the Company has granted equity incentive awards, including stock options, to certain key employees of the Company. When an option is granted, the Company specifies the exercise price, which is the amount that the optionee must pay in order to receive each underlying share of common stock. After vesting, an optionee can exercise the option to purchase shares of common stock. The optionee will receive value if he or she exercises an option and later sells the underlying shares at a price that exceeds the option’s exercise price. The Company does not grant stock options with an exercise price that is less than the fair market value of its common stock as of the grant date.

For over four years, the Company’s stock has been trading at levels below the exercise price of a significant number of outstanding stock options due, in large part, to the general decline in stock values of companies in the technology sector. At March 28, 2005, the closing price of our common stock on the Nasdaq National Market was $8.95. At the same time, approximately 14.5%, or 1,384,050, of the total shares underlying all outstanding stock options granted under TriZetto’s equity incentive plans had exercise prices above $15.00 per share. The Company expects this situation to continue for the foreseeable future. Consequently, it is becoming increasingly difficult to motivate and retain the talented individuals holding these “under water” equity incentive awards. Equity incentive awards will only achieve their desired results if employees holding them believe that they will have value within a reasonable period of time. In addition, because these options have been under water for an extended period of time, the number of shares subject to options has steadily increased as a percentage of our total shares outstanding, creating a significant “overhang,” which the Company believes has negatively impacted its stock price.

Through the Exchange Program, the Company proposes to provide to certain Eligible Employees (defined below) who elect to participate in the Exchange Program (the “Participating Employees”) the benefit of holding shares of restricted stock that, over time, are expected to have a greater potential to increase in value. The Company believes the Exchange Program will create an incentive for the Participating Employees to remain with the Company and contribute to the attainment of its business and financial objectives.

Under the Exchange Program, Eligible Employees will be given a one-time opportunity to exchange eligible stock options for proportionately fewer restricted shares of the Company’s common stock. In every case, a Participating Employee will surrender more than one existing option to receive a single new share of restricted stock. The exchange ratios used in the Exchange Program are intended to result in the delivery of restricted shares with a value less than or equal to the Black-Scholes value of the options being replaced. Because Participating Employees will be exchanging a greater number of stock options (the vast majority of which are fully vested) for a lesser number of shares of restricted stock, and because options surrendered under the Exchange Program will NOT be returned to the plan and will NOT be available for future grants of awards, the number of shares of stock granted to participants in all existing equity compensation plans will be reduced, lessening the overhang.

Another benefit to stockholders is the manner in which the Exchange Program has been structured with respect to the vesting of awards. As of March 28, 2005, all but 10,000 of the 1,109,050 options eligible under the

Exchange Program are fully vested. Shares of restricted stock issued through the Exchange Program, however, will be subject to a two-year vesting period. The new vesting schedule will help ensure that talented employees continue in the Company’s employ and are retained to help achieve its business goals.

Approval of the Exchange Program and related LTIP amendments will require the affirmative vote of the holders of a majority of the shares of common stock present or represented at the annual meeting and entitled to vote at such meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” this proposal, and thereby will (a) authorize the Exchange Program on the terms described below and (b) approve the amendments to the LTIP, also described below, in the section titled “Amendments to the LTIP.”

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EXCHANGE PROGRAM AND THE LTIP AMENDMENTS.

Important Note Regarding the Exchange Program

The Company has not commenced the Exchange Program and will not do so unless and until stockholders approve this proposal. At the time the Exchange Program is commenced, Eligible Employees will be sent written materials explaining the precise terms and timing of the Exchange Program. The commencement of the Exchange Program, as well as any determination to terminate the offer, will be determined by the Company’s Compensation Committee. Eligible Employees will be urged to read all written materials carefully when they become available, because they will contain important information about the Exchange Program. At or before commencement of the Exchange Program, the Company will file the written materials relating to the Exchange Program with the SEC as part of a tender offer statement on Schedule TO. Eligible Employees, as well as stockholders and members of the public, will be able to obtain these written materials and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov.

As of March 28, 2005, there were approximately 1,109,050 shares of common stock underlying the stock options eligible for the Exchange Program. The stock options eligible for the Exchange Program have exercise prices above $15.00 (ranging from $15.13 to $57.50), have a weighted average exercise price of $17.63 and a weighted average remaining term of 5.41 years. Eighty percent of the shares in the Exchange Program relate to options granted on October 2, 2000 to employees hired in connection with the Company’s acquisition of Erisco, which became the Company’s enterprise software unit. As a result, the Exchange Program primarily will benefit and help to retain employees of this unit.

All options eligible for exchange under the Exchange Program were granted under the LTIP, and all shares of restricted stock to be issued under the Exchange Program will be granted under the LTIP, subject to stockholder approval. The shares of common stock underlying options surrendered in the Exchange Program will be cancelled and will NOT be available for future grants of awards under the LTIP or any other plan, other than to off-set the number of restricted shares granted pursuant to the program.

Description of the Exchange Program

Exchange Offer

Under the Exchange Program, Participating Employees may make a one-time election to return for cancellation all of their eligible stock options with an exercise price greater than $15.00 for proportionally fewer shares of restricted stock. These new grants of restricted stock will be effective as of the first business day after the final day of the election period, as described below. Participation in the program will be voluntary. To participate, however, a Participating Employee must elect to surrender all of his or her eligible options. In other words, the exchange will be on an all-or-nothing basis, and a Participating Employee may not elect to exchange some of his or her eligible options and retain others. However, any options that have an exercise price less than the closing price on the Nasdaq National Market on the last day of the election period may not be included in the Exchange Program. For example, if the Company’s common stock closes above $15.13 on the last day of the election period, the Compensation Committee may provide that options with an exercise price between $15.00 and such higher closing price will not be considered to be eligible options under the Exchange Program.

Eligibility

The Exchange Program is open to all regular employees of the Company eligible to participate in the LTIP, other than our directors, our Chief Executive Officer and our other executive officers listed in the Summary Compensation Table on page 12 of this proxy statement (“Eligible Employees”). If, on the last day of the election period, an optionee who was a regular employee of the Company at the commencement of the election period is no longer a Company regular employee for any reason, including retirement, termination, voluntary resignation, layoff, death or disability, such optionee will not be eligible to participate in the Exchange Program. As of March 28, 2005, 257 Eligible Employees held options eligible for exchange under the Exchange Program.

Exchange Ratios

The Company’s objective is to set the value of the restricted stock to be issued in the Exchange Program at less than the value of the stock options surrendered. With the assistance of a nationally recognized valuation firm, the Company calculated the fair market value of the eligible options using the Black-Scholes valuation model. The Company then set the exchange ratios so that the fair value of the restricted stock to be issued in the Exchange Program will be less than the fair value of the stock options surrendered in the exchange. The exchange ratio for each class of eligible stock options is illustrated in the table below. The Black-Scholes model is a common method used for estimating the value of a stock option, and the Company has been using it for required financial reporting purposes in the past. For purposes of determining the value of an option and the related exchange ratio under the Black-Scholes model, the following factors, among others, were used: (a) the option’s exercise price; (b) an assumed value of $8.95 per share of common stock, being the closing price on the Nasdaq National Market of the Company’s common stock on March 28, 2005; (c) the expected volatility of the common stock price; (d) the expected life of the stock option, which is assumed to be the option’s remaining contractual term; (e) the risk-free interest rate of 3%; and (f) no expected dividends.

The number of shares of restricted stock a Participating Employee will receive with respect to his or her eligible options will be determined by (a) multiplying the number of options tendered for exchange in each class by the exchange ratio for that class and (b) adding the results for all of these classes (rounded up to the nearest whole share). The classes of eligible options and the applicable exchange ratios are illustrated in the following table:

Table of Exchange Ratios

Class	Grant Date	Expiration Date	Exercise Price	Exchange Ratio
1	October 2, 2000	October 2, 2010	$15.13	19.1%
2	October 19, 2000	October 19, 2010	$15.25	19.2%
3	December 20, 2000	December 20, 2010	$17.81	18.1%
4	November 26, 1999	November 26, 2009	$20.25	14.1%
5	January 24, 2000	January 24, 2010	$35.44	9.7%
6	January 11, 2000	January 11, 2010	$37.06	9.2%
7	February 16, 2000	February 16, 2010	$57.50	6.4%

This valuation of the restricted stock and stock options eligible for exchange was made and the exchange ratios were calculated as of March 28, 2005. However, the Company may choose an alternative valuation technique other than the Black-Scholes method. In addition, subsequent changes in the common stock price may affect this valuation, but the exchange ratios will not be altered, subject to the Compensation Committee’s discretion to reduce the exchange ratios as described below under “Possible Reduction of Exchange Ratios.”

Possible Reduction of Exchange Ratios

The exchange ratios set forth above were calculated as of the March 28, 2005 based on an assumed value of $8.95 per share of common stock (the closing price of the Company’s common stock on the Nasdaq National

Market on March 28, 2005). The Compensation Committee may, in its sole discretion, reduce (but not increase) the exchange ratios based on an updated Black-Scholes valuation model, if the price of our common stock has changed from the assumed value prior to the launch of the Exchange Program. Because the exchange ratios may not exceed the amounts listed in the table above, the maximum number of shares of restricted stock that may be issued by the Company in connection with the Exchange Program is 200,000.

Vesting of Restricted Stock Awards

Regardless of the class of option surrendered in the exchange and subject to the Participating Employee’s continued employment with the Company, all new restricted stock awards will vest in equal annual installments over two years following the grant date. Accelerated vesting will occur upon a Change in Control Event and other events as described under “Summary of 1998 Long-Term Incentive Plan—Certain Corporate Transactions” below. When a share of restricted stock vests, the share becomes non-forfeitable and freely tradable, subject to applicable securities laws. The vesting schedule for the restricted stock will not take into account the extent that exchanged options were already vested, nor will it give credit for prior service with TriZetto. As noted above, all but 10,000 of the 1,109,050 options eligible under the Exchange Program are fully vested. The Company believes the new vesting schedule under the Exchange Program will enhance its motivational and retentive elements with respect to Participating Employees and will thus benefit the stockholders.

Implementation of the Exchange Program

If this proposal is approved by stockholders, Eligible Employees will be offered the opportunity to participate in the Exchange Program no earlier than July 1, 2005. Eligible Employees will be given an election period (a minimum of 20 business days) in which to accept the offer to surrender all of their eligible options in exchange for new restricted stock awards. All of the eligible options of Participating Employees will be cancelled on the last day of the election period. The restricted stock will be granted on the first business day after the end of the election period.

Accounting Treatment

The Company intends to adopt, effective July 1, 2005, the fair value based method of accounting for stock-based employee compensation under the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123R”). In accordance with SFAS No. 123R, upon the grant of restricted stock in exchange for eligible options pursuant to the Exchange Program, the Company may incur compensation cost that will be recognized over the vesting period of the restricted stock. The compensation cost amount is equal to the sum of (i) any unamortized fair value of the surrendered options on the date of the exchange and (ii) any incremental value of the restricted stock measured as the difference between (a) the fair value of the restricted stock on the date of the exchange and (b) the fair value of the surrendered options immediately prior to the exchange. However, the Company does not expect to record a significant amount of compensation cost as a result of the Exchange Program because (i) there is not a significant amount of unamortized fair value of the eligible options, since substantially all of such options are fully vested, and (ii) the Company does not intend to exchange restricted stock for options with a greater fair value.

The Company would begin recognizing this compensation cost in the third quarter of 2005 in each of the categories of expense in the Company’s Statement of Operations. To the extent Eligible Employees do not participate in the Exchange Program, their eligible options will remain outstanding in accordance with their original terms, and will be expensed in accordance with SFAS No. 123R.

Additional information regarding SFAS No. 123R has been presented by the Company in footnote disclosures in the Company’s 2004 Form 10-K filed with the SEC on February 14, 2005.

U.S. Federal Income Tax Consequences

The exchange of options for restricted stock pursuant to the Exchange Program should be treated as a non-taxable exchange and the Company and the Company’s stockholders and employees should recognize no income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of restricted stock. Additional tax information with respect to restricted stock will be provided to Eligible Employees prior to the time the election period commences, and, with respect to restricted stock granted under the LTIP, is provided in the summary of the LTIP provided below. This information is a brief summary only and reference is made to the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and interpretations issued thereunder, for a complete statement of all relevant federal tax consequences.

Maximum Participation and Reduction of Dilution

Because the decision whether to participate in the Exchange Program is completely voluntary, we cannot predict which Eligible Employees, if any, will participate, how many options any particular group of Eligible Employees will elect to exchange, or the number of shares of restricted stock that may be issued. As noted above, our directors, our Chief Executive Officer and our other executive officers listed in the Summary Compensation Table on page 12 of this proxy statement are not eligible to participate in the Exchange Program. No other executive officers of the Company hold eligible options; accordingly, none of the directors or executive officers of the Company will participate in the Exchange Program.

Because options surrendered under the Exchange Program will NOT be returned to the LTIP and will NOT be available for future grants of awards under the LTIP (other than to off-set the number of any restricted shares issued in the program), the Exchange Program will have the opportunity to reduce the overall dilution created by awards outstanding and shares available for the grant of future awards under TriZetto’s equity incentive plans. As of March 28, 2005, stock options with respect to 9,514,455 shares were outstanding under all of TriZetto’s equity incentive plans with a weighted average exercise price of $9.18 and a weighted average remaining term of 7.59 years. Also, as of March 28, 2005, 1,277,055 shares remained available for grant of awards under the LTIP, of which only 340,000 remain available for the grant of awards other than options or stock appreciation rights (“SARs”) (such as restricted stock and performance awards). In addition, 493,000 shares of unvested restricted stock were outstanding as of March 28, 2005. Although, as of March 28, 2005, there were 47,143 shares available for the future grant of options under the RIMS Option Plan, the Company’s only other equity incentive plan, the Company will not grant additional options under this plan. As of March 28, 2005, there were a total of 42,321,904 shares of the Company’s common stock outstanding.

Assuming 100% participation by Eligible Employees in the Exchange Program and the application of the exchange ratios set forth above, the post-exchange number of shares subject to all outstanding options would be 8,405,405 with a weighted average exercise price of $8.07 and a weighted average remaining term of 7.88 years, and the number of outstanding restricted shares would be 743,000. This assumed exchange would result in a net reduction in overhang of 909,050 shares (1,109,050 shares underlying eligible options surrendered minus 200,000 shares of restricted stock issued), representing a 2% reduction in the dilution caused by our equity incentive plans, calculated on a fully diluted basis. The actual net reduction in awards outstanding, if any, will depend on the level of participation in the Exchange Program.

Amendments to the LTIP

On April, 7, 2005, the Board amended the LTIP, subject to the approval of the Company’s stockholders at the 2005 annual meeting. The text of these amendments is set forth as Appendix B. Assuming stockholder approval of the Exchange Program and the related LTIP amendments, the LTIP would be amended: (i) to add a provision clarifying that any shares of restricted stock granted in exchange for outstanding options pursuant to the Exchange Program would not further reduce the number of awards that the Company may grant under the LTIP due to the 700,000 share limitation on awards other than options and SARs; (ii) to remove provisions in the LTIP that would have expressly provided for “liberal share counting,” such as provisions that permit shares withheld by the Company to pay the exercise price or taxes on stock options or SARs to be returned to the pool of shares available for future awards, and (iii) to remove a provision in the LTIP that would have allowed a committee of a select group of management or highly compensated employees to approve certain transfers of outstanding awards under the LTIP.

Summary of 1998 Long-Term Incentive Plan

Purpose

The purpose of the LTIP is to attract, retain and motivate select directors, officers, employees, advisors and consultants of the Company and its affiliates (referred to collectively as “Participants”) and to provide incentives and rewards for superior performance.

Shares Subject to the LTIP

The LTIP provides that no more than 13,000,000 shares may be issued pursuant to all awards under the LTIP. Subject to this overall limitation of all awards, the maximum number of shares that the Company is allowed to issue pursuant to awards in a form other than options and SARs is 700,000. As of March 28, 2005, a total of 360,000 shares of restricted stock had been granted and was outstanding under the LTIP. As discussed above, the Board has amended the LTIP, subject to stockholder approval at the annual meeting, to provide that shares of restricted stock granted in exchange for outstanding options pursuant to the Exchange Program shall not reduce the number of awards that the Company may grant as a result of this limitation. In addition, the LTIP provides that the maximum number of shares subject to awards that are granted during any calendar year to any one Participant will be limited to 400,000. The shares available for issuance under the LTIP are authorized but unissued shares. The number of shares available for awards, as well as the terms of outstanding awards, are subject to adjustment as described below under “Certain Corporate Transactions.”

Other than shares underlying options surrendered pursuant to the Exchange Program as discussed above, the shares subject to any award that expires, or is forfeited, cancelled or becomes unexercisable, will again be available for subsequent awards, except as prohibited by law or applicable tax laws with respect to options that are intended to qualify as incentive stock options (“ISOs”).

Administration

Either the Board or a committee appointed by the Board will administer the LTIP. The Board and any committee exercising discretion under the LTIP from time to time are referred to as the “Committee.” Beginning March 25, 2004, the Compensation Committee of the Board has been acting as the Committee for purposes of the LTIP. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers) to make awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers whom the Company has specifically authorized to make awards). With respect to decisions involving an award intended to satisfy the requirements of Code Section 162(m), the Committee is to consist of two or more directors who are “outside directors” for purposes of that code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.

Subject to the terms of the LTIP, the Committee has express authority, in its sole discretion, to determine: (a) the persons eligible to receive awards; (b) the number of shares, units, or SARs to be covered by each award; (c) the fair market value of shares from time to time; (d) any material terms and conditions of all awards and award agreements; and the form of award agreements and all other documents, notices and certificates in connection therewith (which need not be identical). The Committee also has this same authority with respect to the power to construe, interpret, and determine the meaning of the terms of the LTIP and any award agreement, and to prescribe, amend, and rescind rules and procedures relating to the LTIP and its administration. In addition, in order to fulfill the purposes of the LTIP, the Committee may, without amending the LTIP, modify, cancel, or waive the Company’s rights with respect to any awards, adjust or modify award Agreements for changes in applicable law, and recognize differences in foreign law, tax policies, or customs. Further, the Committee may make all other interpretations and take all other actions that the Committee may consider necessary or advisable to administer the LTIP or to effectuate its purposes. The Committee may under certain circumstances buy-out options or SARs, or reduce the exercise price for outstanding options or SARs, but only pursuant to a program approved by our stockholders.

The LTIP provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities, or costs arising from the good faith performance of their duties under the LTIP. The LTIP releases these individuals from liability for good faith actions associated with the LTIP’s administration to the full extent allowable under applicable law.

Eligibility

The Committee may grant ISOs only to employees, and may grant all other awards to eligible persons. The LTIP and the discussion below use the term “Participant” to refer to an eligible person who has received an award. As of March 31, 2005, substantially all of the approximately 1,279 employees (including officers) of the Company and its affiliates and the Company’s six non-employee directors would have been eligible to participate in the LTIP.

Options

Options granted under the LTIP provide Participants with the right to purchase shares at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs, or options that are not intended to so qualify (“Non-ISOs”). The LTIP provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares on the option grant date).

Share Appreciation Rights (SARs)

A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs

The exercise price of Non-ISOs and SARs may not be less than 100% of the fair market value on the grant date of the shares subject to the award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares subject to the award for Participants who own more than ten percent of our shares on the grant date. For ISOs granted to other Participants and for options intended to be exempt from Code Section 162(m) limitations, the exercise price may not be less than 100% of the fair market value of the underlying shares on the grant date. The closing price of a share of TriZetto stock on the Nasdaq National Market on April 8, 2005 was $8.98.

Exercise and Term of Options and SARs

To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares, and cashless exercise under a program the Committee approves.

The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares).

Restricted Shares, Restricted Share Units, Unrestricted Shares, and Deferred Share Units

Under the LTIP, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met and may also grant restricted share units which represent the right to receive shares after certain vesting requirements are met. The LTIP provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such awards becomes vested. The LTIP provides for deferred share units in order to permit certain directors, consultants, or select members of management to defer their receipt of compensation payable in cash or shares (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units), thereby avoiding certain tax consequences which would otherwise be immediately applicable to such person upon the receipt of the deferred compensation. Deferred share units represent a future right to receive shares. The Committee may also choose to award shares outright on an unrestricted basis. Such shares shall be called unrestricted shares.

Whenever shares are released pursuant to the vesting of restricted shares (or the shares underlying the restricted share units are issued), the Participant will be entitled to receive additional shares that reflect any stock dividends that the Company’s stockholders received between the date of the award and issuance or release of the shares. Likewise, a Participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to the Company’s stockholders until paid in cash when the shares to which they relate are either released from restrictions in the case of restricted shares or issued in the case of restricted share units.

Performance Awards

The LTIP authorizes the Committee to grant performance-based awards in the form of performance units that the Committee may, or may not, designate as “performance compensation awards” that are intended to be exempt from Code Section 162(m) limitations. In either case, performance awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company, or any affiliate. Performance awards are payable in shares, cash, or some combination of the two, subject to an individual Participant limit of $2,000,000 and 500,000 shares per performance period. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to performance compensation awards, the LTIP requires that the Committee specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Code Section 162(m).

Under the LTIP, the possible performance measures for performance compensation awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a performance compensation award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding

As a condition for the issuance of shares pursuant to awards, the LTIP requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Transferability

Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members, or related trusts.

Certain Corporate Transactions

The Committee shall equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the LTIP but as to which no awards have yet been granted or that have been returned to the LTIP upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the LTIP such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the LTIP.

Unless the Committee provides otherwise, the vesting of all awards shall be accelerated immediately upon the occurrence of a “Change in Control Event,” so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares that otherwise would have been unvested and the repurchase rights of the Company with respect to shares issued upon exercise of awards shall lapse as to the shares subject to such repurchase rights. The Committee may override these limitations on acceleration by express provision in the award agreement and may give any eligible person the right to refuse any acceleration, whether pursuant to the award agreement or otherwise. Unless otherwise specified in an award agreement, no award will be accelerated under the LTIP to an extent or in a manner that would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code.

If the vesting of any award under the LTIP has been fully accelerated as a result of any Change in Control Event that has been approved by the Board, but such award is not exercised by the Participant before the event giving rise to such Change in Control Event is consummated, then such award will terminate, subject to any provision that has been expressly made by the Committee through a plan of reorganization approved by the Board for the survival, substitution, assumption, exchange or other settlement of such award.

Modification or Substitution of Awards

Within the limitations of the LTIP and any award agreement, the Committee may modify an award to accelerate the rate at which an option or SAR may be exercised, to accelerate the vesting of any award, to extend or renew outstanding awards, or, subject to the restrictions set forth in the LTIP, to accept the cancellation of outstanding awards to the extent not previously exercised either for the granting of new awards or for other consideration in substitution or replacement thereof. In addition, the Plan may modify awards in connection with an exchange program that receives stockholder approval and may, in connection with certain corporate transactions, substitute options granted under the LTIP for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

Term of LTIP; Amendments and Termination

The term of the LTIP is ten years from March 25, 2004, the date it was approved by the Board. The Board may, from time to time, amend, alter, suspend, discontinue, or terminate the LTIP; provided that no amendment, suspension, or termination of the LTIP shall materially and adversely affect awards already granted unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the Participant and the Committee. Notwithstanding the foregoing, the Committee may amend the LTIP to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

All options outstanding under the LTIP immediately before the amendment and restatement of the LTIP on March 25, 2004 shall continue to be governed by the terms and conditions of the Company’s 1998 Stock Option Plan (and the respective instruments evidencing each such option) as in effect on the date each such option was granted, provided that any one or more provisions of the LTIP, may, in the Committee’s discretion, be extended to one or more of such options (subject to the option holder’s consent to any adverse changes).

Expected Tax Consequences

The following is a brief summary of certain tax consequences of certain transactions under the LTIP. This summary is not intended to be complete and does not describe state or local tax consequences.

United States Tax Laws.    Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)). For Participants, the expected U.S. tax consequences of awards are as follows:

Non-ISOs.    A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares issued to the Participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs.    A Participant will not recognize taxable income upon the grant or the exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax. If the shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the Participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights.    A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or shares that the Participant receives.

Restricted Shares, Restricted Share Units, Unrestricted Shares, Deferred Share Units, and Performance Awards.    In general, a Participant will not recognize income at the time of grant of restricted shares, restricted share units, deferred share units, or performance awards, unless the Participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an award, a Participant must recognize taxable compensation income equal to the value of any cash or unrestricted shares that the Participant receives pursuant to the award (less the amount, if any, that the Participant pays for the shares).

Special Tax Provisions.    Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances.

Tax Laws in Other Countries Differ from Those in the United States.    In certain countries, awards under the LTIP may be taxable at the time the awards are granted or when they vest. In certain jurisdictions, options and SARs may also be taxable when they are exercised and the sale of the underlying shares may be subject to various taxes.

General Tax Law Considerations

The preceding paragraphs are intended to be merely a summary of certain important tax law consequences existing as of the date of this proxy statement concerning the grant of awards under the LTIP and the disposition of shares issued thereunder. Special rules may apply to the Company’s officers, directors or greater than ten percent stockholders. Participants in the LTIP should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an award or the underlying shares.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

The Employee Stock Purchase Plan (the “ESPP”) is designed to be an employee stock purchase plan under Section 423 of the Code, providing the participants the benefits of Section 421 of the Code. The primary purpose of the ESPP is to provide an incentive to attract and retain employees and to increase employee morale by providing a program through which employees may acquire a proprietary interest in TriZetto through the purchase of shares of its common stock. The ESPP is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code.

Proposed Amendments

We propose to amend our ESPP to (i) increase the authorized number of shares of common stock issuable under the ESPP by 400,000 shares and to reserve the additional shares for issuance under the ESPP, bringing the total number of shares of common stock subject to the ESPP to 1,500,000, and (ii) comply with the requirements of SFAS No. 123R.

The Board adopted and our stockholders originally approved the ESPP on August 2, 1999, prior to our initial public offering on October 8, 1999. Our stockholders approved a restatement and amendment of the ESPP on May 14, 2003. A total of 1,100,000 shares of common stock has been reserved for issuance under the ESPP. As of March 31, 2005, a total of 954,213 shares has been issued under the ESPP, leaving only 145,787 shares available for issuance. Increasing the number of shares authorized for issuance under the ESPP by 400,000 would increase the total number of shares available for issuance under the ESPP to 545,787.

SFAS No. 123R, as adopted by the Financial Accounting Standards Board, will require us to report the fair value of our stock-based compensation beginning on July 1, 2005. Although most of the attention regarding SFAS No. 123R has focused on employee stock options, it also applies to employee stock purchase plans and it treats the purchase rights granted to employees in such plans as options that will require us to report as a compensation expense the fair value of the rights granted.

Under SFAS No. 123R, we can avoid reporting a compensation expense by making two adjustments to the ESPP. First, we need to change the way the purchase price of the common stock is determined. In each six month Offering Period (as defined below), the purchase price currently is the lower of (i) 85% of the fair market value of our common stock at the beginning of the Offering Period or (ii) 85% of the fair market value at the end of the Offering Period. Under SFAS No. 123R, we must sell stock under the ESPP to participants based only on the market price at the end of the Offering Period, we may not “look-back” to the market price at the beginning of the Offering Period, and there can be only a 5% discount off the market price at the end of the period. Under the proposed amendments, the purchase price for our common stock will be 95% of the market value at the end of each Offering Period (subject to the Board’s discretion, to be exercised before any new Offering Period begins, to establish any other purchase price that is not less than the price determined under the formula currently set forth in the ESPP).

Secondly, we also must allow participating employees to withdraw from the ESPP at any time before the last day of an Offering Period, and have their withheld funds returned to them if they so request, without interest. This requires elimination of the 30-day advance notice period that the ESPP currently requires in order for a participant to withdraw from an Offering Period.

In addition, we propose to permit our Board to amend the ESPP in the future without further stockholder approval if necessary to continue to qualify the ESPP as an employee stock purchase plan for purposes of Section 423 of the Code, as amended, or any successor provision, and to ensure that we will not have to expense the purchase rights under the ESPP for financial statement reporting purposes under SFAS No. 123R or successor provisions.

Subject to approval by our stockholders, the Board has amended the ESPP to (a) increase the authorized number of shares of common stock issuable thereunder by 400,000 shares and to reserve the additional shares for issuance under the ESPP, bringing the total number of shares of common stock subject to the ESPP to 1,500,000 and (b) comply with the requirements of SFAS No. 123R, as described above. In addition, the amendments to the ESPP to comply with SFAS No. 123R are subject to SFAS No. 123R becoming effective. If the effective date of SFAS No. 123R is delayed, then the amendments to comply with SFAS No. 123R would not become effective until the effective date of SFAS No. 123R.

Approval of the amendment to the ESPP will require the affirmative vote of the holders of a majority of the shares of common stock present or represented at the annual meeting of stockholders and entitled to vote at such meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the amendments of the ESPP to (a) increase the authorized number of shares of common stock issuable under the ESPP by 400,000 shares and to reserve the additional shares for issuance under the ESPP, bringing the total number of shares of common stock subject to the ESPP to 1,500,000; (b) comply with the requirements of SFAS No. 123R; and (c) authorize the Board to unilaterally amend the ESPP to conform it with the requirements of Code Section 423 or SFAS No. 123R.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

The principal features of the ESPP, as amended, are summarized below, but the summary is qualified in its entirety by reference to the ESPP itself. A copy of the ESPP as proposed to be amended is attached as Appendix C.

ESPP Terms

Administration

The ESPP may be administered by either the Board or a committee appointed by the Board. The Board has delegated administration of the ESPP to the Compensation Committee, which is comprised of three non-employee directors, none of whom are eligible to participate in the ESPP. Subject to the provisions of the ESPP, the Compensation Committee has full authority to implement, administer and make all determinations necessary under the ESPP.

Eligibility

Each employee of TriZetto who customarily works more than 20 hours per week for more than five months per calendar year will be eligible to participate in offerings made under the ESPP if on the offering date such employee has been employed by TriZetto for at least 90 days. An employee may not participate in an offering under the ESPP if immediately after the purchase the employee would own shares or options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of stock of TriZetto. As of March 31, 2005, 1,170 employees were eligible to participate in the ESPP. The two semi-annual offerings under the ESPP begin on January 1 and July 1 and continue until the end of the six-month period (the “Offering Period”) ending on June 30 and December 31. The “Grant Date” under the ESPP is the first trading day of each Offering Period (on or about January 1 and July 1) and the “Purchase Date” under the ESPP is the last trading day of each Offering Period (on or about June 30 and December 31).

Purchase Limitation

The ESPP contains separate limitations on the number of shares of TriZetto common stock that any participant may purchase under the ESPP. No participant may purchase during any year shares of TriZetto common stock with a fair market value (determined as of the applicable Grant Date) in excess of $25,000. Also, no participant may purchase on any Purchase Date more than 4,000 shares of TriZetto common stock, subject to certain periodic adjustments.

Payment of Purchase Price; Payroll Deductions

The purchase price of shares is paid by means of accumulated payroll deductions on behalf of a participant during the Offering Period. A participant may elect to have up to 15% of his compensation deducted.

Purchase Price

The purchase price per share for the common stock sold under the ESPP is 95% of the fair market value of a share of common stock on the Purchase Date, subject to the Board’s discretion, to be exercised before any new offering period begins, to establish a purchase price that is not less than the lower of (i) 85% of the fair market value of our common stock at the beginning of the offering period or (ii) 85% of the fair market value at the end of the offering period.

Nonassignability

No rights or accumulated payroll deductions of a participant under the ESPP may be pledged, assigned or transferred for any reason and any such attempt may be treated by TriZetto as an election to withdraw from the ESPP.

Amendment and Termination of the ESPP

The ESPP shall terminate on October 9, 2009. The Board at any time may amend or terminate the ESPP, except that no amendment may change a right to purchase common stock in a manner that adversely affects the rights of any participant. Upon termination of the ESPP, all benefits shall become payable immediately. No amendment may be made to the ESPP without prior approval of the stockholders of TriZetto if such amendment would increase the number of shares reserved under the ESPP, materially modify the eligibility requirements of the ESPP or materially increase the benefits that may accrue to participants under the ESPP, except that the Board may amend the ESPP in the future without further stockholder approval or approval by ESPP participants if the Board determines in good faith that the amendment is necessary either to continue to qualify the ESPP as an employee stock purchase plan for purposes of Section 423 of the Code, as amended, or any successor provision, or to ensure that we will not have to expense the purchase rights under the ESPP for financial statement reporting purposes under SFAS No. 123R or successor provisions.

Summary of Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of participation in the ESPP. The summary should not be relied upon as being a complete statement. Federal tax laws are complex and subject to change. Moreover, participation in the ESPP also may have consequences under state and local tax laws that may vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor in order to determine the specific tax consequences applicable to him or her.

The ESPP and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant or purchase of shares. However, a participant may become liable for tax upon disposition of shares acquired under the ESPP, and the tax consequences will depend upon how long a participant has held the shares before disposition.

If the shares are disposed of at least two years after the Grant Date and at least one year after the Purchase Date, or in the event of a participant’s death (whenever occurring) while owning such shares, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the Purchase Price of the shares or (ii) 5% of the fair market value of the shares on the Purchase Date, will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain. Any capital gain will be taxed at the rates then in effect. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant will have a capital loss equal to the difference between the sale price and the purchase price. The ability of a participant to utilize such a capital loss will depend upon the participant’s other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of the two-year holding period following the grant date or within one year after the shares are transferred to the participant, then the excess of the fair market value of the shares on the Purchase Date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the Purchase Date, the same amount of ordinary income will be attributed to the participant and a capital loss is recognized equal to the difference between the sale price and the value of the shares on such Purchase Date. As indicated above, the ability of the participant to utilize such a capital loss will depend upon the participant’s other tax attributes and the statutory limitation on capital losses not discussed herein.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining gain or loss on the sale or exchange of the shares.

TriZetto is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accountants for the year ending December 31, 2005. Although approval by our stockholders of this appointment is not required by law, the Audit Committee is submitting this matter for ratification as a corporate governance practice. If the stockholders do not ratify the appointment of E&Y, the Audit Committee will reconsider the appointment. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. One or more representatives of E&Y are expected to be present at the annual meeting. They will be available to answer appropriate questions and will be free to make statements during the meeting.

THE AUDIT COMMITTEE RECOMMENDS THAT YOU VOTE FOR

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2005

Report of the Audit Committee

The Audit Committee of the Board is comprised of three independent directors selected by the Company’s Board of Directors. During the 2004 fiscal year and through March 21, 2005, the members of the Audit Committee were Thomas B. Johnson (Chairman), Paul F. LeFort and Willard (“Bill”) A. Johnson, Jr. Effective March 21, 2005, Bill Johnson resigned from the Company’s Board and Audit Committee and the Board appointed Jerry P. Widman to the Board and Audit Committee. The current members of the Audit Committee are Thomas B. Johnson (Chairman), Paul F. LeFort and Jerry P. Widman.

E&Y served as the Company’s independent registered public accountants for the year ended December 31, 2004. E&Y has been the Company’s independent registered public accountants since August 7, 2001.

Among its functions, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board, although management has the primary responsibility for the financial statements and the reporting process. The independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with United Stated generally accepted accounting principles.

The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent registered public accountants. The Audit Committee also examined with the independent registered public accountants the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent registered public accountant’s examination of the consolidated financial statements.

E&Y also has confirmed to the Company that it is in compliance with the rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence. The Audit Committee received and discussed with E&Y its written disclosures in the form of a letter as required by Independence Standards Board Standard No. 1. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accountants is compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

The Audit Committee

Thomas B. Johnson, Chairman

Paul F. LeFort

Independent Registered Public Accountants

Fees

The accounting firm of E&Y served as TriZetto’s independent registered public accountants for the years ended December 31, 2004 and 2003. In addition to rendering audit services during 2004 and 2003, E&Y performed various audit-related and tax services for the Company. The Audit Committee has concluded that the provision of these services by E&Y is compatible with maintaining its independence.

Audit Fees.    Audit fees of E&Y during the 2004 and 2003 fiscal years were associated with the annual audit of our consolidated financial statements, reviews of our quarterly reports filed with the SEC and reviews related to other regulatory filings. In addition, in 2004, audit fees included those fees related to E&Y’s audit of the effectiveness of the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for 2004 and 2003 were $1,383,000 and $509,000, respectively

Audit-Related Fees.    Audit-related fees for services of E&Y during the 2004 fiscal year included due diligence in connection with an acquisition, accounting consultation and advice, and audits of our employee benefit plan financial statements. Audit-related fees for 2004 were $109,000. There were no audit-related fees during 2003.

Tax Fees.    E&Y’s fees for tax preparation, planning, advisory and compliance services in 2004 and 2003 were approximately $79,000 and $329,000, respectively.

All Other Fees.    We incurred no other fees for other professional services in 2004 or 2003.

Audit and Non-Audit Services Pre-Approval Policy

In May 2003, the Company’s Audit Committee adopted The TriZetto Group, Inc. Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). The Pre-Approval Policy provides that TriZetto’s Audit Committee will pre-approve all audit and permissible non-audit services provided by our independent registered public accountants, either through specific approval of the Audit Committee or pursuant to pre-approved policies and procedures established by the Audit Committee. These services may include audit services, audit-related services, tax services and other services performed by our independent registered public accountants. The Audit Committee requires the independent registered public accountants and management to report on the actual fees charged for each category of service at regularly scheduled Audit Committee meetings throughout the year.

The Pre-Approval Policy provides that the engagement terms and fees of the annual audit must be specifically approved by the Audit Committee. The Pre-Approval Policy also pre-approves certain audit-related services, provided that the total fees for each such service do not exceed the limit specified by the Audit Committee. The Pre-Approval Policy allows the Chairman of the Audit Committee to increase any of these limits related to any one project by up to $50,000. The Audit Committee Chairman must report on any such increase at the next Audit Committee meeting.

Since the adoption of the Pre-Approval Policy in May 2003, all audit and non-audit services provided by the independent auditors have been pre-approved.

OTHER MATTERS

Other Business

We know of no matters, other than those referred to in this Proxy Statement, that will be presented at the annual meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will have discretion to vote on those matters for you.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of TriZetto common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding” and benefits both you and TriZetto. It reduces the volume of duplicate information received at your household and helps reduce TriZetto’s printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Your bank or broker will send one copy of our annual report and proxy statement to your address. Each stockholder will continue to receive a separate proxy card or voting instruction form.

If your shares are held through a broker or bank, you may revoke your consent to householding at any time by calling 1-800-542-1061. Please have ready your voting instruction form for each account you wish to revoke your consent. If you are a stockholder of record, you may revoke your consent to householding by sending your written request to the Corporate Secretary, The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660 or by calling us at 949-719-2200. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our annual report, we will send a copy to you if you address your request to the Corporate Secretary of TriZetto at the address or phone number above. If you share your address with another stockholder and the household is receiving multiple sets of the annual report and Proxy Statement, you may request delivery of a single set of materials by contacting your bank or broker, if you are a beneficial owner, or TriZetto at the address or phone number above, if you are a registered stockholder.

Communications with the Board and its Committees

Any stockholder may communicate with the Company’s Board of Directors, or any of its committees, by directing correspondence to the Board, or any committee thereof, c/o the Corporate Secretary, The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660. Alternatively, the stockholder may send an e-mail to a mailbox established by the Company. The mailbox address is BoardofDirectors@trizetto.com. The Company’s Corporate Secretary will receive any such letters or e-mail and forward it to the Chairman of the Governance Committee or to any individual director or directors to whom the communication is directed.

Stockholder Proposals

Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement (and form of proxy) for presentation at our 2006 annual meeting of stockholders, the proposal must be received by us, marked to the attention of TriZetto’s Corporate Secretary, at our corporate offices by December 16, 2005. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Under our bylaws, nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered at an annual meeting of stockholders may be made by any stockholder of the Company who (i) is a stockholder of record at the time such stockholder gives the required notice described below, (ii) is entitled to vote at the annual meeting and (iii) complies with the notice procedures described below.

For nominations or business proposals to be properly brought by a stockholder before an annual stockholders meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary of the Company, at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660, no later than the close of business on the 120th calendar day before the first anniversary of the date the Company’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the proposal must be received by the Company no later than the close of business on the 10th day following the day on which notice of the annual meeting date is first mailed or publicly announced. For nominations or a business proposal to be properly brought by a stockholder before the 2006 annual meeting of stockholders, written notice thereof must be received by the Company’s Corporate Secretary no later than December 16, 2005, assuming that the date of such meeting is within 30 days of May 11, 2006. The notice must set forth (a) as to each proposed director nominee, all information with respect to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required pursuant to the federal securities laws, (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving notice and the beneficial owner, if any, the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and the class and number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

Under Rule 14a-4 promulgated under the Securities and Exchange Act of 1934, as amended, we will be allowed to use our discretionary voting authority under proxies solicited by us to vote on any proposal that is raised at the 2005 annual meeting, without any discussion of the matter in the proxy statement. If we do not receive any stockholder proposals for our 2006 annual meeting before March 1, 2006, we will be able to use our discretionary voting authority at the 2006 annual meeting.

APPENDIX A

THE TRIZETTO GROUP, INC.

AUDIT COMMITTEE CHARTER

I.    Introduction

Executive management of The TriZetto Group, Inc. (“TriZetto”) is primarily responsible for the completeness and accuracy of TriZetto’s financial reporting and the adequacy of its internal financial and operating controls. TriZetto’s Board of Directors (the “Board”) has responsibility to oversee management’s exercise of these responsibilities. To assist the Board, TriZetto has established an Audit Committee (the “Committee”). The authority and responsibilities of the Committee are described in this Charter.

II.    Purpose

This Charter broadly defines the Committee’s objectives, the range of its authority, the scope of its activities, and its duties and responsibilities. The Committee and the Board shall review and assess the adequacy of this Charter annually.

The purpose of the Committee is to assist the Board in overseeing: (i) the integrity of TriZetto’s financial statements as well as systems of internal controls regarding finance, accounting, and legal compliance; (ii) TriZetto’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of TriZetto’s independent public accountants; (iv) TriZetto’s financial risk; and (v) TriZetto’s internal audit function. In carrying out this purpose, the Committee shall maintain and facilitate free and open communication between the Board, the independent public accountants, and the management of TriZetto.

III.    Membership, Size, Composition and Term of Appointment

The Committee shall consist of no fewer than three directors, each of whom shall be appointed by the Board, following the recommendation of TriZetto’s Nominating and Corporate Governance Committee, and independent as defined by the rules and regulations of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Sarbanes-Oxley Act of 2002 and regulations thereunder (the “Sarbanes-Oxley Act”). Each member shall be financially literate and able to read and understand fundamental financial statements, including TriZetto’s balance sheet, income statement and cash flow statement. In addition, at least one member shall be an “audit committee financial expert” and shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Securities and Exchange Commission (the “SEC”) and Nasdaq. The Board shall appoint the Committee’s Chairperson and members annually.

IV.    Duties and Responsibilities

The Committee shall perform activities required by applicable law, rules or regulations, including the rules of the SEC and Nasdaq, and perform such other activities that are consistent with this Charter, and TriZetto’s Bylaws and governing laws, as the Committee or the Board deem necessary or appropriate. Without limiting the foregoing, the Committee’s responsibilities are to:

A.    Independent Auditors

1.	Retain a firm of independent public accountants to serve as TriZetto’s principal independent auditors. The independent auditors are accountable to the Committee, which has the ultimate authority and responsibility to retain, compensate, evaluate and terminate the auditors.

2.	Approve the scope of audit work and review the reports and recommendations of TriZetto’s principal independent auditors, as well as their performance of requested services.

3.	Give prior approval of all audit services and any non-audit services (including tax compliance and planning) as required under the Sarbanes-Oxley Act that are performed by the independent public accountants for TriZetto at any time (or subsequently approve audit and non-audit services in those circumstances where a subsequent approval is necessary and permissible) and establish policies for obtaining such approval.

4.	Discuss with the independent auditors the annual audited financial statements and quarterly financial statements, including TriZetto’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.	Review any reports submitted by the independent public accountants, including any report relating to (i) all critical accounting policies and practices used, (ii) all alternative treatments of financial information with generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants, and (iii) other material written communications between the independent public accountants and management, such as any management letter, schedule of unadjusted differences, and the adequacy of internal controls and procedures.

6.	On an annual basis, discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 including: the auditors’ responsibilities, difficulties and problems encountered in performing the audit, including any restrictions on the scope of the independent auditors’ activities or on access to requested information and management’s response.

7.	On an annual basis, discuss with the auditors the auditors’ independence and obtain the letter required by the Independence Standards Board Standard No. 1 confirming the auditors’ independence.

8.	On an annual basis, review and discuss with the auditors a written report describing (i) the firm’s quality control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or raised by a governmental or professional authority investigation or inquiry within the past five years with respect to independent audits carried out by the independent auditors, along with any steps taken to deal with such issues, and (iii) all relationships between the independent auditors and TriZetto and how those relationships affect the auditors’ independence.

B.    Management

1.	Discuss the following with management:

(i)	the annual audited financial statements and quarterly financial statements, including TriZetto’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

(ii)	major issues regarding accounting and auditing principles and practices, including all critical accounting policies;

(iii)	the adequacy of internal controls and procedures that are used to ensure the accuracy and completeness of TriZetto’s financial statements;

(iv)	the annual and quarterly certifications by the Chief Executive Officer and Chief Financial Officer regarding the accuracy and completeness of TriZetto’s financial statements and SEC reports and the adequacy of internal controls and procedures; and

(v)	TriZetto’s press releases with respect to earnings announcements, as well as financial information and earnings guidance provided to analysts and rating agencies.

2.	Review and approve all related party transactions for which audit committee approval is required by applicable law or the rules of Nasdaq.

3.	Review TriZetto’s policies with respect to risk assessment and risk management. Discuss TriZetto’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

C.    Internal Auditors

1.	Assess the need for an internal audit function for TriZetto.

2.	Assess and approve the appropriate level of personnel and resources necessary to staff an in-house internal audit function and/or to outsource some or all of the internal audit function to a qualified firm.

3.	Approve the annual expense budget for an in-house internal audit function and the duties of the chief internal auditor, if any, and/or approve the fees to be paid in connection with the outsourcing of all or a portion of the internal audit function.

4.	Approve the annual internal audit plan and receive quarterly updates on the results of internal audit work.

5.	Review reports prepared by internal auditors.

D.    Other Responsibilities

1.	Review any significant findings resulting from any examinations of TriZetto’s financial statements by federal regulatory agencies, including the SEC and the Internal Revenue Service.

2.	Establish procedures for receiving and responding to complaints and concerns regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission of complaints.

3.	Prepare and publish an annual Committee report in TriZetto’s annual proxy statement, as required by the rules of the SEC.

4.	Report the findings of the Committee to the Board on a regular basis and make such recommendations to the Board as deemed appropriate.

5.	Perform such other duties in connection with TriZetto’s financial reporting, audit procedures and system of internal control as are requested from time to time by the Board.

6.	Set policies for the hiring of employees or former employees of TriZetto’s principal independent auditors.

7.	Review and reassess the adequacy of this Charter at least annually, and submit any changes to the Board for approval.

8.	Annually evaluate the performance of the Committee and report the results of this evaluation to the Nominating and Corporate Governance Committee.

V.    Meetings and Procedures

The Committee shall meet as often as it deems appropriate or necessary, but no less than quarterly. A majority of the members shall constitute a quorum. The Committee may ask members of management or others to attend the meetings. The Committee Chairperson shall establish an agenda for each meeting after consultation with each Committee member and management. Minutes shall be kept of each Committee meeting and the Committee will report the actions taken at its meetings at the next regularly scheduled Board meeting. The Committee also may act by unanimous written consent.

VI.    Outside Advisors and Counsel

The Committee is authorized to seek the assistance of and retain the services of any outside legal, accounting or other advisors as the Committee or its Chairperson may deem appropriate, and TriZetto shall pay the fees and expenses of such advisors.

APPENDIX B

THE TRIZETTO GROUP, INC.

1998 LONG-TERM INCENTIVE PLAN

2005 Amendment

WHEREAS, the Board of Directors (the “Board”) of The TriZetto Group, Inc., a Delaware corporation (the “Company”), and the Company’s stockholders have previously approved the 1998 Long-Term Incentive Plan (the “LTIP”), as an amendment and restatement of the Company’s Amended and Restated 1998 Stock Option Plan;

WHEREAS, the Board has determined that it would be in the best interests of the Company’s stockholders to implement a special stock option exchange program under which certain employees of the Company will be given the opportunity to exchange eligible stock options for a lesser number of restricted shares of the Company’s common stock;

WHEREAS, Section 15(a) of the LTIP authorizes the LTIP’s administrative committee to modify awards under certain circumstances; and

WHEREAS, in anticipation of the proposed stock option exchange program, the Board desires to effect certain amendments to the LTIP as described below.

NOW, THEREFORE, BE IT RESOLVED, that the LTIP is hereby amended as follows, effective upon, and only upon, the approval of such amendments by the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are both present or represented at the 2005 annual meeting of the Company’s stockholders and entitled to vote at such meeting:

1. The second sentence of the first paragraph of Section 3 of the LTIP shall be amended and restated to read as follows:

“Subject to this overall limitation on all Awards, the maximum number of Shares that the Company may issue pursuant to Awards in a form other than Options and SARs is 700,000; provided, however, that any Restricted Shares granted in exchange for outstanding Options pursuant to a stock option exchange program approved by the Company’s stockholders at the Company’s 2005 annual meeting of stockholders shall not reduce the number of awards that the Company may grant as a result of this 700,000 Share limitation.”

2. The second sentence of the second paragraph of Section 3 of the LTIP shall be deleted in its entirety.

3. Section 7(d) of the LTIP shall be deleted in its entirety, and the remaining sections of Section 7 shall be renumbered accordingly.

4. The phrase “, or as otherwise approved by the Committee for a select group of management or highly compensated Employees,” shall be deleted from the first sentence of Section 12(a) of the LTIP.

5. Except as expressly amended herein, all other terms and conditions as set forth in the LTIP shall remain in full force and effect.

B-1

IN WITNESS WHEREOF, the Board of Directors of The TriZetto Group, Inc. has adopted this 2005 Amendment to the LTIP as indicated by the signature of the duly authorized officer of The TriZetto Group, Inc. this 7th day of April, 2005.

THE TRIZETTO GROUP, INC.

By:	/s/ JEFFREY H. MARGOLIS
Name:	Jeffrey H. Margolis
Title:	Chief Executive Officer

B-2

APPENDIX C

THE TRIZETTO GROUP, INC.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

THE TRIZETTO GROUP, INC.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE OF THE PLAN

1.1 Purpose.    The purpose of the Employee Stock Purchase Plan (as amended and restated herein, the “Plan”) is to promote the success of The TriZetto Group, Inc. (the “Company”) and the interests of its stockholders by attracting, motivating and retaining employees by providing a program through which employees of the Company, and of such of the Company’s subsidiaries as the Company’s Board of Directors (the “Board”) may from time to time designate (each a “Designated Subsidiary” and, collectively, “Designated Subsidiaries”), may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The provisions of the Plan are to be construed in a matter consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

1.2 Restatement.    This amendment and restatement of the Amended and Restated Employee Stock Purchase Plan is effective April 7, 2005, subject to Section 11.2 (the “2005 Restatement Date”), and is not intended to affect and shall not affect the rights of any person (in the absence of such person’s consent) under any stock purchase rights that the Company or its Designated Subsidiaries may have provided pursuant to such Amended and Restated Employee Stock Purchase Plan before the 2005 Restatement Date. In addition, the Plan shall not affect any such compensation or benefits that the Company or its Affiliates may have provided or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

ARTICLE II

DEFINITIONS

2.1 Compensation.     “Compensation” means the amount indicated on the Form W-2, including any elective deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Code, issued to an employee by the Company.

2.2 Employee.    “Employee” means each person currently employed by the Company or any of its Designated Subsidiaries, any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company or any Designated Subsidiary.

2.3 Effective Date.    “Effective Date” means the effective date of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s initial public offering.

2.4 5% Owner.    “5% Owner” means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock or hold outstanding options to purchase Company Stock possessing 5% or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section 2.4, the ownership attribution rules of Section 424(d) of the Code shall apply and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

2.5 Grant Date.    “Grant Date” means the first day of each Offering Period (January 1 and July 1) under the Plan.

2.6 Participant.    “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.7 Plan Year.    “Plan Year” means the twelve consecutive month period ending on December 31.

2.8 Offering Period.    “Offering Period” means the six-month periods from January 1 through June 30 and July 1 through December 31 of each Plan Year.

2.9 Purchase Date.    “Purchase Date” means the last day of each Offering Period (June 30 or December 31).

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.    Each Employee of the Company, or any Designated Subsidiary, who, on the Grant Date, is customarily engaged on a regularly-scheduled basis of more than 20 hours per week for more than five months per calendar year and who has been employed for at least 90 days in the rendition of personal services to the Company, or any Designated Subsidiary, may become a Participant in the Plan on the Grant Date coincident with or next following his satisfaction of such requirements of employment with the Company or any Designated Subsidiary.

3.2 Participation.    An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Director of Employee Benefits of the Company of a Subscription Agreement provided by the Company (the “Subscription Agreement”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Grant Date coincident with or next following the filing of the Participant’s Subscription Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article VIII or by the filing of a new Subscription Agreement providing for a change in the Participant’s payroll deduction rate under Section 5.2.

3.3 Special Rules.    Under no circumstances shall:

(a) A 5% Owner be granted a right to purchase Company Stock under the Plan;

(b) A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceed an amount equal to the Aggregate Maximum. “Aggregate Maximum” means an amount equal to $25,000 worth of Company Stock (determined using the Fair Market Value, as defined in Section 6.3 below, of such Company Stock at each applicable Grant Date) during each Plan Year; or

(c) The number of shares of Company Stock purchasable by a Participant on any Purchase Date exceed 4,000 shares, subject to periodic adjustments under Section 10.4.

ARTICLE IV

OFFERING PERIODS

4.1 Offering Periods.    Offering Periods shall commence on each Grant Date and terminate on the next following Purchase Date. The Board shall have the power to change the Offering Periods without stockholder approval.

ARTICLE V

PAYROLL DEDUCTIONS

5.1 Participant Election.    Upon completion of the Subscription Agreement, each Participant shall designate the amount of payroll deductions to be made from his paycheck to purchase Company Stock under the

Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed 15%. The amount so designated upon the Subscription Agreement shall be effective as of the next Grant Date and shall continue until terminated or altered in accordance with Section 5.2 below.

5.2 Changes in Election.    A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article 8. A Participant may decrease (or increase if the Company specifically authorizes this for any Offering Period) the rate of payroll deductions one time during any Offering Period by completing and delivering to the Director of Employee Benefits of the Company a new Subscription Agreement setting forth the desired change at least 15 days prior to the end of the Offering Period. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the Director of Employee Benefits a new Subscription Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Subscription Agreement.

5.3 Participant Accounts.    The Company shall establish and maintain a separate account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his or her Account. Other than through payroll deductions, an Employee may not make any other payments into his or her Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

ARTICLE VI

GRANT OF PURCHASE RIGHTS

6.1 Right to Purchase Shares.    On each Grant Date, each Participant shall be granted a right to purchase at the price determined under Section 6.2 that number of whole shares of Company Stock that can be purchased with the amounts held in his Account, subject to the limits set forth in Section 3.3(c). If there are amounts held in a Participant’s Account that are not used to purchase Company Stock, such amounts shall remain in the Participant’s Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

6.2 Purchase Price.    Effective for Offering Periods beginning after the 2005 Restatement Date, the purchase price for any Offering Period shall be 95% of the Fair Market Value of Company Stock on the Purchase Date (unless the Administrator provides otherwise in writing for any Offering Period before it begins). Under no circumstances, however, shall the purchase price for any Offering Period be less than the lesser of:

(a) 85% of the Fair Market Value of Company Stock on the Grant Date; or

(b) 85% of the Fair Market Value of Company Stock on the Purchase Date.

6.3 Fair Market Value.    “Fair Market Value” shall mean the value of one share of Company Stock, determined as follows:

(a) If the Company Stock is listed or admitted to trading on the Nasdaq National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the Nasdaq National Market or principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on the Nasdaq National Market or such exchange on the next preceding day on which a sale occurred.

(b) If the Company Stock is not listed or admitted to trading on the Nasdaq National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation. If no sales take place on such day, then the Fair Market Value shall be the average of the closing bid and asked prices on the next preceding day on which sales occurred.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Board or any committee appointed by the Board in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

ARTICLE VII

PURCHASE OF STOCK

7.1 Purchase of Company Stock.    Absent an election by the Participant to terminate and have the amounts held in his or her Account returned, on each Purchase Date the Plan shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock at the purchase price determined under Section 6.2 above as can be purchased with the amounts held in each Participant’s Account. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant’s Account and carried forward to the next Offering Period.

7.2 Delivery of Company Stock.

(a) Company Stock acquired under the Plan may either be issued directly to Participants or may be issued to a contract administrator (“Administrator”) engaged by the Company to administer the Plan under Article IX. If the Company Stock is issued in the name of the Administrator, all Company Stock so issued (“Plan Held Stock”) shall be held in the name of the Administrator for the benefit of the Plan. The Administrator shall maintain accounts for the benefit of the Participants which shall reflect each Participant’s interest in the Plan Held Stock. Such accounts shall reflect the number of shares of Company Stock that are being held by the Administrator for the benefit of each Participant.

(b) Any Participant may elect to have the Company Stock purchased under the Plan from his or her Account be issued directly to him or her. Any election under this paragraph shall be on the forms provided by the Company and shall be issued in accordance with paragraph (c) below.

(c) In the event that Company Stock under the Plan is issued directly to a Participant, the Company will deliver to each Participant a stock certificate or certificates issued in his name for the number of shares of Company Stock purchased as soon as practicable after the Purchase Date. Where Company Stock is issued under this paragraph, only full shares of stock will be issued to a Participant. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.

ARTICLE VIII

WITHDRAWAL

8.1 In Service Withdrawals.    Any Participant may withdraw the amounts held in his or her Account by executing and delivering to the Director of Employee Benefits for the Company written notice of withdrawal on the form provided by the Company. Such written notice must be received before the last day of an Offering Period to be effective for that current Offering Period. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period in which the notice is given and for the immediately following Offering Period, but may then re-enroll as a Participant for a subsequent Offering Period by executing and delivering a new Subscription Agreement to the Director of Employee Benefits of the Company.

8.2 Termination of Employment.

(a) In the event that a Participant’s employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant or his beneficiary, without interest.

(b) A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant’s Account in the event of Participant’s death subsequent to a Purchase Date, but prior to delivery of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of Participant’s death prior to a Purchase Date under paragraph (a) above.

(c) Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Committee may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant where no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Committee shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Committee, the Committee, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

ARTICLE IX

PLAN ADMINISTRATION

9.1 Plan Administration.

(a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board or a committee (“Committee”) thereof. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.

(b) In addition to any powers and authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:

(i) To designate agents to carry out responsibilities relating to the Plan;

(ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his beneficiary or any other person whatsoever;

(iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

(iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

(c) Any action taken in good faith by the Board or Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Board or Committee shall be absolute.

9.2 Limitation on Liability.    No Employee of the Company nor member of the Board or Committee shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his duties under the Plan.

ARTICLE X

COMPANY STOCK

10.1 Limitations on Purchase of Shares.    The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 1,500,000 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each Participant affected thereby and any unused payroll deductions shall be returned to such Participant if necessary.

10.2 Voting Company Stock.    The Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been purchased.

10.3 Registration of Company Stock.    Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.

10.4 Changes in Capitalization of the Company.    Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors for the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

10.5 Merger of Company.    In the event that the Company at any time proposes to merge into, consolidate with or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a “reverse” merger in which the Company is the surviving entity), the Plan shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of rights theretofore granted, or the substitution for such rights of new rights covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the rights theretofore granted or the new rights substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of rights theretofore granted or the substitution for such rights of new rights covering the shares of a successor corporation, then the Board of Directors or its committee shall cause written notice of the proposed transaction to be given to the persons holding rights not less than 10 days prior to the anticipated effective date of the proposed transaction, and, concurrent with the effective date of the proposed transaction, such rights shall be exercised automatically in accordance with Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1.

ARTICLE XI

MISCELLANEOUS MATTERS

11.1 Amendment and Termination.    The Plan shall terminate on the ten year anniversary of the Effective Date. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. No such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:

(a) Increase the number of shares of Company Stock that may be issued under the Plan;

(b) Materially modify the requirements as to eligibility for participation in the Plan; or

(c) Materially increase the benefits which accrue to Participants under the Plan.

Notwithstanding the foregoing, the Board may at any time and from time to time unilaterally adopt, without the consent of the stockholders of the Company or of any Participant, any amendment that the Board in good faith considers to be either (i) necessary to enable the ESPP to meet the qualification requirements in effect under Section 423 of the Code, or any successor provision, or (ii) to assure that the purchase rights under the ESPP will not cause the Company to recognize expense for financial statement reporting purposes under Statement of Financial Accounting Standards No. 123 (revised 2004), or successor provisions.

11.2 Stockholder Approval.    Continuance of the Plan and the effectiveness of any right granted hereunder shall be subject to approval by the stockholders of the Company, within twelve months before or after the date the Plan is adopted by the Board. The changes made in this 2005 amendment and restatement of the Plan shall be contingent on their approval by the stockholders of the Company within twelve months before or after the date the amended and restated Plan is adopted by the Board in 2005.

11.3 Benefits Not Alienable.    Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VIII.

11.4 Transferability.    Neither payroll deductions credited to a Participant’s Account, nor any rights with regard to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 8.2 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from the Offering Period in accordance with Article VIII hereof.

11.5 No Enlargement of Employee Rights.    This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

11.6 Governing Law.    To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Delaware.

11.7 Non-business Days.    When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

11.8 Compliance With Securities Laws. Notwithstanding any provision of the Plan, the Committee shall administer the Plan in such a way to ensure that the Plan at all times complies with any requirements of Federal Securities Laws. For example, affiliates may be required to make irrevocable elections in accordance with the rules set forth under Section 16b-3 of the Securities Exchange Act of 1934.

(continued from other side)

THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS A VOTE “FOR” ITEMS 1, 2 3 AND 4.

1. ELECTION OF DIRECTORS:

FOR ALL of the nominees

listed below

FOR ALL, EXCEPT as indicated

to the contrary below

WITHHOLD AUTHORITY to vote for

all of the nominees listed below

NOMINEES: 01) Donald J. Lothrop, 02) Jeffrey H. Margolis

(Instructions. To withhold authority to vote for any individual nominee, mark the “FOR ALL, EXCEPT” box and write the nominee’s name below.)

Exceptions:

2. Approval of stock option exchange program and related amendments to the 1998 Long-Term Incentive Plan:

FOR AGAINST ABSTAIN

3. Approval of Amended and Restated Employee Stock Purchase Plan:

FOR AGAINST ABSTAIN

4. Ratification of appointment of Ernst & Young LLP as our independent registered public accountants:

FOR AGAINST ABSTAIN

5. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

Date:            , 2005

(Signature)

(Signature)

Please sign your name exactly as it appears hereon.

When shares are held jointly, each stockholder

should sign. Executors, administrators, guardians,

officers of corporations and others signing in a fiduciary

capacity should state their full titles as such.

Please Detach Here

You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope

PROXY

THE TRIZETTO GROUP, INC.

Proxy Solicited by the Board of Directors

Annual Meeting of Stockholders – May 11, 2005

The undersigned hereby nominates, constitutes and appoints Jeffrey H. Margolis and James C. Malone, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all of the stock of THE TRIZETTO GROUP, INC. that the undersigned is entitled to represent and vote at the 2005 Annual Meeting of Stockholders of THE TRIZETTO GROUP, INC. to be held at the Hyatt Regency Newport Beach Hotel, 1107 Jamboree Road, Newport Beach, California, on Wednesday, May 11, 2005, at 9:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as shown on the reverse side of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM AND RELATED AMENDMENTS TO THE 1998 LONG-TERM INCENTIVE PLAN, “FOR” THE APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT – PLEASE SIGN AND DATE OTHER SIDE AND RETURN PROMPTLY

(continued and to be signed on the reverse side)